Oi S.A. – under Judicial Reorganization and Subsidiaries

Financial Statements for the Quarter

Ended June 30, 2020

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Company Data / Capital Breakdown

Number of Shares (thousand)	Current Quarter 06/30/2020
Paid-in Capital
Common shares	5,796,478
Preferred shares	157,727
Total	5,954,205
In Treasury
Common shares	30
Preferred shares	1,812
Total	1,842

1

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Balance Sheets as at June 30, 2020
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2020	Prior Year 12/31/2019
1	Total assets	38,602,762	42,271,744
1.01	Current assets	6,661,645	8,627,912
1.01.01	Cash and cash equivalents	2,255,907	949,967
1.01.02	Cash investments	181,823	177,869
1.01.02.01	Cash investments measured at fair value through profit or loss	181,823	177,869
1.01.02.01.01	Held-for-trading securities	181,823	177,869
1.01.03	Accounts receivable	1,774,005	1,383,264
1.01.03.01	Trade receivables	1,774,005	1,383,264
1.01.04	Inventories	41,548	45,305
1.01.06	Recoverable taxes	86,335	74,724
1.01.06.01	Current recoverable taxes	86,335	74,724
1.01.07	Prepaid expenses	160,772	155,513
1.01.08	Other current assets	2,161,255	5,841,270
1.01.08.03	Other	2,161,255	5,841,270
1.01.08.03.01	Due from subsidiaries	32,369	380,963
1.01.08.03.02	Other taxes	481,508	485,428
1.01.08.03.03	Judicial deposits	1,115,961	1,198,219
1.01.08.03.04	Dividends and interest on capital	3,499	3,499
1.01.08.03.05	Pension plan assets	2,589	5,174
1.01.08.03.06	Held-for-sale assets	274,131	3,464,478
1.01.08.03.07	Other assets	251,198	303,509
1.02	Non-current assets	31,941,117	33,643,832
1.02.01	Long-term receivables	11,864,319	9,721,728
1.02.01.01	Cash investments measured at fair value through profit or loss	4,218	4,827
1.02.01.01.01	Securities at fair value	4,218	4,827
1.02.01.08	Prepaid expenses	86,014	105,813
1.02.01.09	Due from related parties	7,520,724	5,202,853
1.02.01.09.02	Due from subsidiaries	7,520,724	5,202,853
1.02.01.10	Other non-current assets	4,253,363	4,408,235
1.02.01.10.03	Other taxes	1,143,520	1,232,879
1.02.01.10.04	Judicial deposits	3,024,973	3,092,011
1.02.01.10.05	Pension plan assets	52,659	50,680
1.02.01.10.06	Other taxes	32,211	32,665
1.02.02	Investments	10,854,506	14,497,222
1.02.02.01	Equity interests	10,854,506	14,497,222
1.02.02.01.02	Investments in subsidiaries	10,840,434	14,483,150
1.02.02.01.04	Other investments	14,072	14,072
1.02.03	Property, plant and equipment	7,117,209	7,120,511
1.02.03.01	Property, plant and equipment in service	6,293,229	6,369,139
1.02.03.02	Right of use in a lease	703,880	659,131
1.02.03.03	Property, plant and equipment in progress	120,100	92,241
1.02.04	Intangible assets	2,105,083	2,304,371
1.02.04.01	Intangible assets	2,105,083	2,304,371
1.02.04.01.02	Regulatory licenses	2,040,140	2,225,787

2

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Balance Sheets as at June 30, 2020
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2020	Prior Year 12/31/2019
1.02.04.01.03	Software	39,847	52,567
1.02.04.01.04	Intangible assets in progress	12,573	12,489
1.02.04.01.05	Other	12,523	13,528

3

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Balance Sheets as at June 30, 2020
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2020	Prior Year 12/31/2019
2	Total liabilities and shareholders’ equity	38,602,762	42,271,744
2.01	Current liabilities	2,686,890	2,577,353
2.01.01	Payroll and related taxes	132,521	159,382
2.01.01.02	Mandatory benefits	132,521	159,382
2.01.02	Trade payables	832,781	1,025,052
2.01.02.01	Domestic suppliers	832,781	1,025,052
2.01.02.01.01	Trade payables	764,357	788,447
2.01.02.01.02	Trade payables subject to the Judicial Reorganization	68,424	236,605
2.01.04	Borrowings and financing	435,788	319,569
2.01.04.01	Borrowings and financing	435,788	319,569
2.01.04.01.01	In local currency	4,469	5,149
2.01.04.01.02	In foreign currency	431,319	314,420
2.01.05	Other payables	884,233	786,746
2.01.05.02	Other	884,233	786,746
2.01.05.02.01	Dividends and interest on capital payable	4,775	4,761
2.01.05.02.04	Other taxes	218,778	172,674
2.01.05.02.05	Tax refinancing program	55,248	54,894
2.01.05.02.06	Derivative financial instruments	0	1,152
2.01.05.02.07	Licenses and concessions payable	9,315	0
2.01.05.02.08	Leases payable	130,832	114,652
2.01.05.02.09	Other payables	465,285	438,613
2.01.06	Provisions	401,567	286,604
2.01.06.01	Tax, social security, labor, and civil provisions	401,567	286,604
2.01.06.01.01	Tax provisions	375	7,195
2.01.06.01.02	Social security and labor provisions	82,507	108,652
2.01.06.01.04	Civil provisions	318,685	170,757
2.02	Non-current liabilities	27,840,399	22,044,065
2.02.01	Borrowings and financing	13,061,113	10,305,594
2.02.01.01	Borrowings and financing	13,061,113	10,305,594
2.02.01.01.01	In local currency	3,873,772	3,680,314
2.02.01.01.02	In foreign currency	9,187,341	6,625,280
2.02.02	Other payables	12,720,354	9,687,951
2.02.02.01	Due to related parties	1,315,676	783,404
2.02.02.01.02	Payables to subsidiaries	1,315,676	783,404
2.02.02.02	Other	11,404,678	8,904,547
2.02.02.02.03	Trade payables subject to the Judicial Reorganization	964,151	935,401
2.02.02.02.04	Tax refinancing program	191,874	208,790
2.02.02.02.05	Other taxes	545,003	538,308
2.02.02.02.06	Provision for negative shareholders’ equity	6,245,129	4,469,749
2.02.02.02.07	Leases payable	577,539	541,707
2.02.02.02.08	Other payables	2,880,982	2,210,592
2.02.03	Deferred taxes	0	12,085
2.02.03.01	Deferred income tax and social contribution	0	12,085
2.02.04	Provisions	2,058,932	2,038,435
2.02.04.01	Tax, social security, labor, and civil provisions	2,058,932	2,038,435
2.02.04.01.01	Tax provisions	188,477	138,998

4

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Balance Sheets as at June 30, 2020
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2020	Prior Year 12/31/2019
2.02.04.01.02	Social security and labor provisions	627,730	555,719
2.02.04.01.03	Accrued employee benefits	658,490	633,012
2.02.04.01.04	Civil provisions	584,235	710,706
2.03	Shareholders’ equity	8,075,473	17,650,326
2.03.01	Realized capital	32,538,937	32,538,937
2.03.02	Capital reserves	3,879,433	3,873,456
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-33,315	-33,315
2.03.02.07	Donations and investment grants	5,977	0
2.03.02.08	Other capital reserves	1,379,234	1,379,234
2.03.02.10	Interest on construction in progress	745,756	745,756
2.03.02.11	Law 8200/91 inflation adjustment	31,287	31,287
2.03.05	Retained earnings/accumulated losses	-27,417,403	-17,727,954
2.03.06	Valuation adjustments to equity	-801,073	-801,073
2.03.08	Other comprehensive income	-124,421	-233,040

5

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Profit or Loss for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 4/1/2020 to 6/30/2020	YTD 1/1/2020 to 6/30/2020	Same Quarter Prior Year 4/1/2019 to 6/30/2019	Prior YTD 1/1/2019 to 6/30/2019
3.01	Net operating revenue	772,470	1,579,128	956,825	1,952,376
3.02	Cost of sales and/or services	-669,788	-1,350,764	-772,552	-1,572,791
3.03	Gross profit	102,682	228,364	184,273	379,585
3.04	Operating expenses/income	-2,594,298	-7,743,848	-1,429,006	-1,459,523
3.04.01	Selling expenses	-125,922	-266,668	-210,999	-426,830
3.04.02	General and administrative expenses	-206,232	-423,780	-208,291	-430,763
3.04.04	Other operating income	129,977	281,274	417,994	1,305,629
3.04.05	Other operating expenses	-34	-66,021	5,062	-38,927
3.04.06	Share of results of investees	-2,392,087	-7,268,653	-1,432,772	-1,868,632
3.05	Profit (loss) before financial income (expenses) and taxes	-2,491,616	-7,515,484	-1,244,733	-1,079,938
3.06	Financial income (expenses)	-917,768	-2,186,050	-338,870	91,012
3.06.01	Financial income	2,426,322	10,545,930	27,675	1,161,044
3.06.02	Financial expenses	-3,344,090	-12,731,980	-366,545	-1,070,032
3.07	Profit before taxes on income	-3,409,384	-9,701,534	-1,583,603	-988,926
3.08	Income tax and social contribution	0	12,085	24,558	-1,716
3.08.01	Current	0	0	89	-1,716
3.08.02	Deferred	0	12,085	24,469	0
3.09	Profit (loss) for the period from continuing operations	-3,409,384	-9,689,449	-1,559,045	-990,642
3.11	Profit/loss for the period	-3,409,384	-9,689,449	-1,559,045	-990,642
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-0,57000	-1,63000	-0,26000	-0,17000
3.99.01.02	Preferred shares (PN)	-0,57000	-1,63000	-0,26000	-0,17000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-0,57000	-1,63000	-0,26000	-0,17000
3.99.02.02	Preferred shares (PN)	-0,57000	-1,63000	-0,26000	-0,17000

6

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Comprehensive Income for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	YTD 1/1/2020 to 6/30/2020	Same Quarter Prior Year 4/1/2019 to 6/30/2019	Prior YTD 1/1/2019 to 6/30/2019
4.01	Profit for the period	-3,409,384	-9,689,449	-1,559,045	-990,642
4.02	Other comprehensive income	56,645	108,619	-22,681	11,507
4.02.01	Hedge accounting gain	0	1,152	-11,564	0
4.02.02	Actuarial gain	55,747	55,747	0	0
4.02.03	Exchange losses on investment abroad	898	51,720	-11,117	11,507
4.03	Comprehensive income for the period	-3,352,739	-9,580,830	-1,581,726	-979,135

7

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	Prior YTD 1/1/2019 to 6/30/2019
6.01	Net cash from operating activities	-612,032	-938,695
6.01.01	Cash generated by operations	385,722	597,660
6.01.01.01	Pre-tax loss	-9,701,534	-988,926
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	8,155,999	-65,893
6.01.01.03	Debt discount amortization and inflation adjustments and exchange differences	-6,431,898	624,997
6.01.01.04	Fair value adjustment to other liabilities	43,349	38,008
6.01.01.05	Derivative transactions	127,581	-54,081
6.01.01.06	Depreciation and amortization	760,600	895,211
6.01.01.07	Expected losses on trade receivables	25,381	71,079
6.01.01.08	Provisions/(reversals)	3,500	-17,823
6.01.01.09	Equity in investees	7,268,653	1,868,632
6.01.01.10	Gain (loss) on the disposal of assets	24,663	15,387
6.01.01.11	Concession Agreement Extension Fee - ANATEL	29,669	43,412
6.01.01.12	Employee and management profit sharing	5,977	5,433
6.01.01.13	Tax recovery	-74,458	-1,488,993
6.01.01.14	Inflation adjustment to provisions/(reversals)	181,387	86,590
6.01.01.15	Inflation adjustment to tax refinancing program	2,433	5,225
6.01.01.16	Other	-35,580	-440,598
6.01.02	Changes in assets and liabilities	-646,396	-886,064
6.01.02.01	Accounts receivable	-416,121	-59,104
6.01.02.02	Inventories	4,216	2,177
6.01.02.03	Taxes	130,961	-72,519
6.01.02.04	Increases/decreases of cash investments	921	9,354
6.01.02.05	Trade payables	-301,308	-400,889
6.01.02.06	Payroll, related taxes and benefits	-26,862	-62,614
6.01.02.07	Licenses and concessions	0	-51,898
6.01.02.08	Provisions	-88,005	-185,241
6.01.02.09	Other assets and liabilities	49,802	-65,330
6.01.03	Other	-351,358	-650,291
6.01.03.01	Financial charges paid - debt	-351,358	-603,935
6.01.03.02	Income tax and social contribution paid - Company	0	-2,766
6.01.03.03	Income tax and social contribution paid - third parties	0	-43,590
6.02	Net cash from investing activities	1,979,221	-1,730,227
6.02.01	Purchases of tangibles and intangibles	-449,458	-470,956
6.02.02	Due from related parties and debentures - receipts	365,292	162
6.02.03	Resources obtained from the sale of investments and fixed assets	0	3
6.02.04	Cash received due to capital reduction in subsidiary - PT Participações	2,933,982	0
6.02.05	Judicial deposits	-39,690	-238,609

8

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	Prior YTD 1/1/2019 to 6/30/2019
6.02.06	Redemption of judicial deposits	248,727	268,573
6.02.07	Capital increase in subsidiaries	-179,632	9,600
6.02.08	Advance for future capital increase in subsidiary	-900,000	-1,299,000
6.03	Net cash from financing activities	-221,342	3,879,299
6.03.01	Repayment of principal of borrowings and financing	-1,824	-84
6.03.02	Proceeds from/(payments of) derivative financial instrument transactions	-128,733	59,310
6.03.03	Capital increase	0	4,000,000
6.03.04	Commitment to investors premium	0	-58,489
6.03.05	Tax refinancing program	-18,994	-62,970
6.03.06	Payment of dividends and interest on capital	0	-26
6.03.07	Leases	-71,791	-55,870
6.03.08	Share buyback	0	-2,572
6.04	Exchange differences on cash and cash equivalents	160,093	0
6.05	Increase (decrease) in cash and cash equivalents	1,305,940	1,210,377
6.05.01	Cash and cash equivalents at the beginning of the period	949,967	1,669,059
6.05.02	Cash and cash equivalents at the end of the period	2,255,907	2,879,436

9

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statement of Changes in Equity for the Period January 31, 2020 to June 30, 2020

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326
5.03	Adjusted opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326
5.04	Capital transactions with shareholders	0	5,977	0	0	0	5,977
5.04.08	Share-based compensation	0	5,977	0	0	0	5,977
5.05	Total comprehensive income	0	0	0	-9,689,449	108,619	-9,580,830
5.05.01	Profit for the period	0	0	0	-9,689,449	0	-9,689,449
5.05.02	Other comprehensive income	0	0	0	0	108,619	108,619
5.05.02.06	Other comprehensive income	0	0	0	0	108,619	108,619
5.07	Closing balances	32,538,937	3,879,433	0	-27,417,403	-925,494	8,075,473

10

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statement of Changes in Equity for the Period January 31, 2019 to June 30, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.04	Capital transactions with shareholders	500,466	3,881,117	0	0	0	4,381,583
5.04.01	Capital increases	500,466	3,837,009	0	0	0	4,337,475
5.04.04	Treasury shares acquired	0	-2,572	0	0	0	-2,572
5.04.08	Share subscription warrants	0	-3,719	0	0	0	-3,719
5.04.09	Share subscription warrants	0	3,719	0	0	0	3,719
5.04.10	Pharol agreement	0	-2,462,799	0	0	0	-2,462,799
5.04.11	Pharol agreement	0	2,509,479	0	0	0	2,509,479
5.05	Total comprehensive income	0	0	0	-990,642	-402,503	-1,393,145
5.05.01	Profit for the period	0	0	0	-990,642	0	-990,642
5.05.02	Other comprehensive income	0	0	0	0	-402,503	-402,503
5.05.02.06	Share issue costs	0	0	0	0	-414,010	-414,010
5.05.02.07	Exchange differences on translating on investment abroad	0	0	0	0	11,507	11,507
5.07	Closing balances	32,538,937	12,610,862	0	-18,520,750	-988,291	25,640,758

11

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Individual Statements of Value Added

for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	Prior YTD 1/1/2019 to 6/30/2019
7.01	Revenue	2,330,584	3,810,758
7.01.01	Sales of goods and services	2,075,064	2,576,100
7.01.02	Other income	280,901	1,305,737
7.01.04	Allowance for/reversal of doubtful accounts	-25,381	-71,079
7.02	Inputs purchased from third parties	-947,998	-1,201,640
7.02.01	Cost of sales and services	-34,034	-50,492
7.02.02	Supplies, power, outside services, and other inputs	-882,058	-1,102,609
7.02.04	Other	-31,906	-48,539
7.03	Gross value added	1,382,586	2,609,118
7.04	Retentions	-974,411	-983,107
7.04.01	Depreciation, amortization and depletion	-760,600	-895,211
7.04.02	Other	-213,811	-87,896
7.04.02.01	Provisions (including inflation adjustment)	-184,887	-68,767
7.04.02.02	Other expenses	-28,924	-19,129
7.05	Wealth created	408,175	1,626,011
7.06	Value added received as transfer	3,277,277	-707,588
7.06.01	Share of results of investees	-7,268,653	-1,868,632
7.06.02	Financial income	10,545,930	1,161,044
7.07	Wealth for distribution	3,685,452	918,423
7.08	Wealth distributed	3,685,452	918,423
7.08.01	Personnel	158,274	168,822
7.08.01.01	Salaries and wages	108,646	117,275
7.08.01.02	Benefits	36,921	36,930
7.08.01.03	Severance pay fund (FGTS)	10,241	11,096
7.08.01.04	Other	2,466	3,521
7.08.02	Taxes and fees	385,149	479,737
7.08.02.01	Federal	-28,513	-37,278
7.08.02.02	State	403,051	509,242
7.08.02.03	Municipal	10,611	7,773
7.08.03	Lenders and lessors	12,831,478	1,260,506
7.08.03.01	Interest	12,594,643	1,048,735
7.08.03.02	Rentals	236,835	211,771
7.08.04	Shareholders	-9,689,449	-990,642
7.08.04.03	Retained earnings/Accumulated losses for the period	-9,689,449	-990,642

12

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at June 30, 2020
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2020	Prior Year 12/31/2019
1	Total assets	73,152,082	71,891,822
1.01	Current assets	19,175,662	17,993,281
1.01.01	Cash and cash equivalents	5,850,653	2,081,945
1.01.02	Cash investments	189,362	183,850
1.01.02.01	Cash investments measured at fair value through profit or loss	189,362	183,850
1.01.02.01.01	Held-for-trading securities	189,362	183,850
1.01.03	Accounts receivable	6,436,566	6,334,526
1.01.03.01	Trade receivables	6,436,566	6,334,526
1.01.04	Inventories	309,301	326,934
1.01.06	Recoverable taxes	484,061	542,726
1.01.06.01	Current recoverable taxes	484,061	542,726
1.01.07	Prepaid Expenses	1,067,797	670,344
1.01.08	Other current assets	4,837,922	7,852,956
1.01.08.03	Other	4,837,922	7,852,956
1.01.08.03.01	Other taxes	1,636,852	1,089,391
1.01.08.03.02	Judicial deposits	1,471,739	1,514,464
1.01.08.03.03	Dividends and interest on capital	0	426
1.01.08.03.04	Pension plan assets	3,227	5,430
1.01.08.03.05	Held-for-sale assets	510,260	4,391,090
1.01.08.03.06	Other assets	1,215,844	852,155
1.02	Non-current assets	53,976,420	53,898,541
1.02.01	Long-term receivables	9,785,983	10,856,077
1.02.01.01	Cash investments measured at fair value through profit or loss	32,635	33,942
1.02.01.01.01	Securities at fair value	32,635	33,942
1.02.01.07	Deferred taxes	122,989	99,175
1.02.01.07.01	Deferred income tax and social contribution	122,989	99,175
1.02.01.08	Prepaid expenses	560,433	583,736
1.02.01.10	Other non-current assets	9,069,926	10,139,224
1.02.01.10.03	Other taxes	2,353,108	2,995,559
1.02.01.10.04	Judicial deposits	6,274,777	6,651,383
1.02.01.10.05	Pension plan assets	55,922	54,615
1.02.01.10.06	Other assets	386,119	437,667
1.02.02	Investments	122,149	133,765
1.02.02.01	Equity interests	122,149	133,765
1.02.02.01.01	Investments in associates	47,676	48,578
1.02.02.01.04	Interests in joint ventures	27,434	28,632
1.02.02.01.05	Other investments	47,039	56,555
1.02.03	PROPERTY, PLANT AND EQUIPMENT	40,424,031	38,910,834
1.02.03.01	Property, plant and equipment in service	29,885,487	28,846,916
1.02.03.02	Right of use in a lease	8,384,257	7,905,591
1.02.03.03	Property, plant and equipment in progress	2,154,287	2,158,327
1.02.04	Intangible assets	3,644,257	3,997,865
1.02.04.01	Intangible assets	3,644,257	3,997,865
1.02.04.01.02	Regulatory licenses	2,708,411	2,967,706

13

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at June 30, 2020
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2020	Prior Year 12/31/2019
1.02.04.01.03	Software	818,698	902,256
1.02.04.01.04	Intangible assets in progress	38,637	12,364
1.02.04.01.05	Other	78,511	115,539

14

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at June 30, 2020
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2020	Prior Year 12/31/2019
2	Total liabilities and shareholders’ equity	73,152,082	71,891,822
2.01	Current liabilities	11,914,661	11,835,917
2.01.01	Payroll and related taxes	809,682	852,585
2.01.01.02	Mandatory benefits	809,682	852,585
2.01.02	Trade payables	4,340,304	5,593,940
2.01.02.01	Domestic suppliers	4,340,304	5,593,940
2.01.02.01.01	Trade payables	3,757,631	4,794,309
2.01.02.01.02	Trade payables subject to the Judicial Reorganization	582,673	799,631
2.01.03	Taxes payable	38,629	66,654
2.01.03.01	Federal taxes payable	38,629	66,654
2.01.03.01.01	Income tax and social contribution payable	38,629	66,654
2.01.04	Borrowings and financing	453,899	326,388
2.01.04.01	Borrowings and financing	453,899	326,388
2.01.04.01.01	In local currency	21,621	11,968
2.01.04.01.02	In foreign currency	432,278	314,420
2.01.05	Other payables	5,578,662	4,448,354
2.01.05.02	Other	5,578,662	4,448,354
2.01.05.02.01	Dividends and interest on capital payable	5,743	5,731
2.01.05.02.04	Derivative financial instruments	0	1,152
2.01.05.02.05	Other taxes	1,765,581	886,763
2.01.05.02.06	Tax refinancing program	91,049	86,721
2.01.05.02.07	Licenses and concessions payable	67,292	58,582
2.01.05.02.08	Leases payable	1,632,434	1,510,097
2.01.05.02.09	Liabilities associated to held-for-sale assets	171,279	494,295
2.01.05.02.10	Other payables	1,845,284	1,405,013
2.01.06	Provisions	693,485	547,996
2.01.06.01	Tax, social security, labor, and civil provisions	693,485	547,996
2.01.06.01.01	Tax provisions	13,223	21,758
2.01.06.01.02	Social security and labor provisions	185,543	208,317
2.01.06.01.04	Civil provisions	494,719	317,921
2.02	Non-current liabilities	53,073,509	42,259,399
2.02.01	Borrowings and financing	25,661,284	17,900,361
2.02.01.01	Borrowings and financing	25,661,284	17,900,361
2.02.01.01.01	In local currency	12,652,837	8,693,491
2.02.01.01.02	In foreign currency	13,008,447	9,206,870
2.02.02	Other payables	22,040,856	19,022,342
2.02.02.02	Other	22,040,856	19,022,342
2.02.02.02.03	Trade payables subject to the Judicial Reorganization	3,780,249	3,293,427
2.02.02.02.04	Other taxes	1,246,766	1,224,038
2.02.02.02.05	Leases payable	7,109,673	6,639,929
2.02.02.02.06	Tax refinancing program	305,070	330,782
2.02.02.02.07	Other payables	9,599,098	7,534,166
2.02.04	Provisions	5,371,369	5,336,696
2.02.04.01	Tax, social security, labor, and civil provisions	5,371,369	5,336,696
2.02.04.01.01	Tax provisions	1,145,581	1,029,190
2.02.04.01.02	Social security and labor provisions	1,792,722	1,842,715

15

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at June 30, 2020
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 06/30/2020	Prior Year 12/31/2019
2.02.04.01.03	Accrued employee benefits	658,490	633,012
2.02.04.01.04	Civil provisions	1,774,576	1,831,779
2.03	Consolidated equity	8,163,912	17,796,506
2.03.01	Realized capital	32,538,937	32,538,937
2.03.02	Capital reserves	3,879,433	3,873,456
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-33,315	-33,315
2.03.02.07	Donations and investment grants	5,977	0
2.03.02.08	Other capital reserves	1,379,234	1,379,234
2.03.02.10	Interest on construction in progress	745,756	745,756
2.03.02.11	Law 8200/91 inflation adjustment	31,287	31,287
2.03.05	Retained earnings/accumulated losses	-27,417,403	-17,727,954
2.03.06	Valuation adjustments to equity	-801,073	-801,073
2.03.08	Other comprehensive income	-124,421	-233,040
2.03.09	Non-controlling interests	88,439	146,180

16

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Profit or Loss for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	YTD 1/1/2020 to 6/30/2020	Same Quarter Prior Year 4/1/2019 to 6/30/2019	Prior YTD 1/1/2019 to 6/30/2019
3.01	Net operating revenue	4,543,750	9,292,273	5,091,345	10,221,381
3.02	Cost of sales and/or services	-3,623,254	-7,288,378	-3,859,613	-7,733,082
3.03	Gross profit	920,496	2,003,895	1,231,732	2,488,299
3.04	Operating expenses/income	-1,286,697	-2,181,956	-1,530,013	-1,861,631
3.04.01	Selling expenses	-721,073	-1,483,929	-889,997	-1,758,287
3.04.02	General and administrative expenses	-675,655	-1,389,115	-689,444	-1,379,855
3.04.04	Other operating income	551,520	1,439,181	596,737	2,140,729
3.04.05	Other operating expenses	-441,972	-778,838	-546,645	-862,929
3.04.06	Share of results of investees	483	30,745	-664	-1,289
3.05	Profit (loss) before financial income (expenses) and taxes	-366,201	-178,061	-298,281	626,668
3.06	Financial income (expenses)	-3,126,608	-9,602,581	-1,373,681	-1,575,411
3.06.01	Financial income	856,360	4,240,913	-20,459	1,330,321
3.06.02	Financial expenses	-3,982,968	-13,843,494	-1,353,222	-2,905,732
3.07	Profit before taxes on income	-3,492,809	-9,780,642	-1,671,962	-948,743
3.08	Income tax and social contribution	-591	33,452	-37,283	-81,739
3.08.01	Current	-591	9,638	17,176	-5,217
3.08.02	Deferred	0	23,814	-54,459	-76,522
3.09	Profit (loss) for the period from continuing operations	-3,493,400	-9,747,190	-1,709,245	-1,030,482
3.11	Consolidated profit/loss for the period	-3,493,400	-9,747,190	-1,709,245	-1,030,482
3.11.01	Attributable to the Company owner	-3,409,384	-9,689,449	-1,559,045	-990,642
3.11.02	Attributable to non-controlling interests	-84,016	-57,741	-150,200	-39,840
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-0,57000	-1,63000	-0,26000	-0,17000
3.99.01.02	Preferred shares (PN)	-0,57000	-1,63000	-0,26000	-0,17000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-0,57000	-1,63000	-0,26000	-0,17000
3.99.02.02	Preferred shares (PN)	-0,57000	-1,63000	-0,26000	-0,17000

17

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Comprehensive Income for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	YTD 1/1/2020 to 6/30/2020	Same Quarter Prior Year 4/1/2019 to 6/30/2019	Prior YTD 1/1/2019 to 6/30/2019
4.01	Consolidated profit for the period	-3,493,400	-9,747,190	-1,709,245	-1,030,482
4.02	Other comprehensive income	56,645	108,619	120,836	26,587
4.02.01	Hedge accounting gain	0	1,152	-11,564	0
4.02.02	Actuarial gain	55,747	55,747	0	0
4.02.03	Exchange losses on investment abroad	898	51,720	132,400	26,587
4.03	Consolidated comprehensive income for the period	-3,436,755	-9,638,571	-1,588,409	-1,003,895
4.03.01	Attributable to the Company owner	-3,352,739	-9,580,830	-1,581,726	-979,135
4.03.02	Attributable to non-controlling interests	-84,016	-57,741	-6,683	-24,760

18

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	Prior YTD 1/1/2019 to 6/30/2019
6.01	Net cash from operating activities	1,840,624	-253,148
6.01.01	Cash generated by operations	2,347,864	2,482,130
6.01.01.01	Pre-tax loss	-9,780,642	-948,743
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	10,594,189	539,426
6.01.01.03	Debt discount amortization and inflation adjustments and exchange differences	-2,598,494	538,667
6.01.01.04	Fair value adjustment to other liabilities	131,252	513,893
6.01.01.05	Derivative transactions	127,581	-54,081
6.01.01.06	Depreciation and amortization	3,435,963	3,419,064
6.01.01.07	Expected losses on trade receivables	266,054	267,486
6.01.01.08	Provisions/(reversals)	63,485	113,777
6.01.01.09	Equity in investees	-30,745	1,289
6.01.01.10	Gain on the sale of investments	-79,114	0
6.01.01.11	Gain (loss) on the disposal of assets	-24,815	-821
6.01.01.12	Concession Agreement Extension Fee - ANATEL	158,349	183,511
6.01.01.13	Employee and management profit sharing	34,760	38,699
6.01.01.14	Tax recovery	-273,113	-2,011,331
6.01.01.15	Inflation adjustment to provisions/(reversals)	377,374	182,377
6.01.01.16	Inflation adjustment to tax refinancing program	4,452	9,142
6.01.01.17	Other	-58,672	-310,225
6.01.02	Changes in assets and liabilities	-75,267	-1,960,107
6.01.02.01	Accounts receivable	-367,696	-427,763
6.01.02.02	Inventories	33,592	-1,773
6.01.02.03	Taxes	1,196,610	-353,534
6.01.02.04	Increases/decreases of cash investments	974	15,044
6.01.02.05	Trade payables	-731,537	-332,797
6.01.02.06	Payroll, related taxes and benefits	-71,686	-160,152
6.01.02.07	Licenses and concessions	-41,209	-127,313
6.01.02.08	Provisions	-218,601	-292,390
6.01.02.09	Changes in assets and liabilities held for sale	210,896	27,542
6.01.02.10	Other assets and liabilities	-86,610	-306,971
6.01.03	Other	-431,973	-775,171
6.01.03.01	Financial charges paid - debt	-352,074	-604,918
6.01.03.02	Financial charges paid - other	0	-351
6.01.03.03	Income tax and social contribution paid - Company	-33,430	-29,557
6.01.03.04	Income tax and social contribution paid - third parties	-46,469	-140,345
6.02	Net cash from investing activities	283,819	-3,183,326
6.02.01	Purchases of tangibles and intangibles	-3,949,574	-3,263,868
6.02.02	Resources obtained from the sale of investments and fixed assets	129,984	67,564
6.02.03	Cash received on the sale of investments - PT Ventures	3,912,601	0
6.02.04	Judicial deposits	-158,426	-392,335
6.02.05	Redemption of judicial deposits	349,234	405,313

19

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	Prior YTD 1/1/2019 to 6/30/2019
6.03	Net cash from financing activities	1,429,768	3,111,987
6.03.01	Borrowings net of costs	2,473,319	0
6.03.02	Repayment of principal of borrowings and financing	-4,919	-84
6.03.03	Proceeds from/(payments of) derivative financial instrument transactions	-128,733	59,310
6.03.04	Capital increase	0	4,000,000
6.03.05	Commitment to investors premium	0	-58,489
6.03.06	Tax refinancing program	-28,135	-102,414
6.03.07	Leases	-881,764	-783,764
6.03.08	Share buyback	0	-2,572
6.04	Exchange differences on cash and cash equivalents	214,497	0
6.05	Increase (decrease) in cash and cash equivalents	3,768,708	-324,487
6.05.01	Cash and cash equivalents at the beginning of the period	2,081,945	4,385,329
6.05.02	Cash and cash equivalents at the end of the period	5,850,653	4,060,842

20

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statement of Changes in Equity for the Period January 31, 2020 to June 30, 2020

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326	146,180	17,796,506
5.03	Adjusted opening balances	32,538,937	3,873,456	0	-17,727,954	-1,034,113	17,650,326	146,180	17,796,506
5.04	Capital transactions with shareholders	0	5,977	0	0	0	5,977	0	5,977
5.04.08	Share-based compensation	0	5,977	0	0	0	5,977	0	5,977
5.05	Total comprehensive income	0	0	0	-9,689,449	108,619	-9,580,830	-57,741	-9,638,571
5.05.01	Profit for the period	0	0	0	-9,689,449	0	-9,689,449	-57,741	-9,747,190
5.05.02	Other comprehensive income	0	0	0	0	108,619	108,619	0	108,619
5.05.02.06	Other comprehensive income	0	0	0	0	108,619	108,619	0	108,619
5.07	Closing balances	32,538,937	3,879,433	0	-27,417,403	-925,494	8,075,473	88,439	8,163,912

21

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statement of Changes in Equity for the Period January 31, 2019 to June 30, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.04	Capital transactions with shareholders	500,466	3,881,117	0	0	0	4,381,583	0	4,381,583
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475	0	4,337,475
5.04.04	Treasury shares acquired	0	-2,572	0	0	0	-2,572	0	-2,572
5.04.08	Share subscription warrants	0	-3,719	0	0	0	-3,719	0	-3,719
5.04.09	Share subscription warrants	0	3,719	0	0	0	3,719	0	3,719
5.04.10	Pharol agreement	0	-2,462,799	0	0	0	-2,462,799	0	-2,462,799
5.04.11	Pharol agreement	0	2,509,479	0	0	0	2,509,479	0	2,509,479
5.05	Total comprehensive income	0	0	0	-990,642	-402,503	-1,393,145	-24,760	-1,417,905
5.05.01	Profit for the period	0	0	0	-990,642	0	-990,642	-39,840	-1,030,482
5.05.02	Other comprehensive income	0	0	0	0	-402,503	-402,503	15,080	-387,423
5.05.02.06	Share issue costs	0	0	0	0	-414,010	-414,010	0	-414,010
5.05.02.07	Exchange losses on investment abroad	0	0	0	0	11,507	11,507	15,080	26,587
5.07	Closing balances	32,538,937	12,610,862	0	-18,520,750	-988,291	25,640,758	218,731	25,859,489

22

Interim Financial Information (ITR) - June 30, 2020 - OI S.A. – under Judicial Reorganization	Version: 1

Consolidated Statements of Value Added

for the Periods Ended June 30, 2020 and 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2020 to 6/30/2020	Prior YTD 1/1/2019 to 6/30/2019
7.01	Revenue	12,973,559	14,990,090
7.01.01	Sales of goods and services	11,835,792	13.128.829
7.01.02	Other income	1,403,821	2,128,747
7.01.04	Allowance for/reversal of doubtful accounts	-266,054	-267,486
7.02	Inputs purchased from third parties	-4,666,512	-5,242,457
7.02.01	Cost of sales and services	-277,408	-349,801
7.02.02	Supplies, power, outside services, and other inputs	-3,969,343	-4,428,722
7.02.04	Other	-419,761	-463,934
7.03	Gross value added	8,307,047	9,747,633
7.04	Retentions	-4,140,413	-4,028,576
7.04.01	Depreciation, amortization and depletion	-3,435,963	-3,419,064
7.04.02	Other	-704,450	-609,512
7.04.02.01	Provisions (including inflation adjustment)	-440,093	-296,154
7.04.02.02	Other expenses	-264,357	-313,358
7.05	Wealth created	4,166,634	5,719,057
7.06	Value added received as transfer	4,271,658	1,329,032
7.06.01	Share of results of investees	30,745	-1,289
7.06.02	Financial income	4,240,913	1,330,321
7.07	Wealth for distribution	8,438,292	7,048,089
7.08	Wealth distributed	8,438,292	7,048,089
7.08.01	Personnel	1,029,995	1,068,782
7.08.01.01	Salaries and wages	720,183	748,391
7.08.01.02	Benefits	214,541	223,386
7.08.01.03	Severance pay fund (FGTS)	68,113	68,479
7.08.01.04	Other	27,158	28,526
7.08.02	Taxes and fees	2,474,670	2,868,844
7.08.02.01	Federal	272,195	419,782
7.08.02.02	State	2,063,720	2,303,176
7.08.02.03	Municipal	138,755	145,886
7.08.03	Lenders and lessors	14,680,817	4.140.945
7.08.03.01	Interest	13,519,492	2.804.380
7.08.03.02	Rentals	1,161,325	1,336,565
7.08.04	Shareholders	-9,747,190	-1.030.482
7.08.04.03	Retained earnings/Accumulated losses for the period	-9,689,449	-990,642
7.08.04.04	Non-controlling interests in retained earnings	-57,741	-39.840

Additional Disclosures Relating to the Statement of Cash Flows

Non-cash transactions

	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Acquisition of property, plant and equipment and intangible assets (incurring liabilities)	49,884	175,146	(254,510)	574,641
Offset of judicial deposits against provisions	117,570	56,472	248,610	161,615
Offsetting of recoverable taxes against taxes payable	510,090	461,938	2,005,109	1,843,988
Capital increase		337,475		337,475
Capital increase in subsidiary		7,437,061
Settlement of payables for own shares (Notes 1 and 26 (b))		46,680		46,680

Reconciliation of liabilities resulting from financing activities

The changes in financial charges and the settlement of the debt resulting from financing activities are presented in Note 20.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

1.                  GENERAL INFORMATION

Oi S.A. – under Judicial Reorganization (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. The Company also provides domestic and international long-distance services in all Regions under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry (“ANATEL” or “Agency”).

The Company is headquartered in Brazil, in the city of Rio de Janeiro, at Rua do Lavradio, 71 – 2º andar.

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. – under Judicial Reorganization (“Telemar”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; and (ii) through its indirect subsidiary Oi Móvel S.A. – under Judicial Reorganization (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

In Africa, the Company provides fixed and mobile telecommunications services through own subsidiaries and the subsidiaries of Africatel Holdings B.V. (“Africatel”), and in Asia the Company provides fixed, mobile, and other telecommunications services basically related through its subsidiary Timor Telecom (Note 30).

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on B3 S.A. – Brasil, Stock Exchange, OTC (“B3”) and its American Depositary Receipts (“ADRs”) representing Oi common shares and preferred shares are traded on the New York Stock Exchange (“NYSE”).

Concession agreements

The local and nationwide STFC long-distance concession agreements entered into by the Company and its subsidiary Telemar with ANATEL are effective until December 31, 2025. These concession agreements provide for reviews on a five-year basis and in general have a higher degree of intervention in the management of the business than the licenses to provide private services. At the end of 2018, ANATEL published Public Hearing No. 51/2018 to address the revision of the Concession Agreements for the concession’s last five-year period (2021-2025). The contribution period to the Public Hearing ended on March 26, 2019, and the draft in being analyzed by ANATEL. It is worth noting that Law 13879/2019 opens the legal possibility of changing the provision of STFC services from public utility regime to the private law regime at the time the radiofrequency permits, telecommunications service concessions, and satellite exploitation rights are extended. On June 17, 2020, the authorities enacted Decree 10402, which regulates Law 13879/2019 and sets the deadline for ANATEL to issue the rules that will govern changing from concessions to permits. These rules were subject to Public Hearing 05/2020 and are still being assessed by ANATEL. By the issue date of this report, this Decree had not had any impacts on the Company because it had not yet been regulated by ANATEL.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

With the approval of the Judicial Reorganization Plan (“JRP”, “Plan” or “Original Plan”), ANATEL initiated some procedures aiming at monitoring the Company’s financial situation, as well as to assess its Company’s ability to discharge its obligations arising from the terms of the concession agreements. In March 2019, ANATEL decided, among other issues, to maintain the special monitoring of the provision of telecommunications services of the Oi Group companies in 2019 by imposing actions related to transparency, corporate governance, and corporate control, financial and operating performance, and asset and credit management, as informed in the Notice to the Market disclosed by the Company on May 8, 2019.

On February 10, 2020, as reported in the Notice to the Market released by the Company, ANATEL’s Board of Directors concluded there was no longer the need for special monitoring based on the decision issued in May 2019 as it considers that the Company’s and its subsidiaries’ short-term liquidity risk has been extinguished and revoked the obligations previously imposed on the Oi Group companies.

Corporate Authorization

The Executive Committee authorized the completion of this quarterly information at the meeting held on August 12 2020, after being reviewed at the Board of Directors’ meeting held on the same daily.

Judicial Reorganization

On June 20, 2016, the Company – under Judicial Reorganization and its direct and indirect wholly owned subsidiaries Oi Móvel, Telemar, Copart 4 Participações S.A. – under Judicial Reorganization (“Copart 4), Copart 5 Participações S.A. – under Judicial Reorganization (“Copart 5”, merged with and into the Company), Portugal Telecom International Finance B.V. - under Judicial Reorganization (“PTIF”), and Oi Brasil Holdings Cooperatief U.A. - under Judicial Reorganization (“Oi Holanda”) (collectively with the Company, the “Oi Companies” or “Debtors”) filed a petition for judicial reorganization with the Court of the State of Rio de Janeiro (“Judicial Reorganization Proceeding”).

On December 19, 2017, after confirming that the required quorum of classes I, II, III, and IV creditors was in attendance, the General Creditors’ Meeting was held and the Oi Companies’ judicial reorganization plan (“Plan” or “JRP”) was approved by a vast majority of creditors on December 20, 2017.

On January 8, 2018, the judicial reorganization court (“Judicial Reorganization Court”) issued a decision that ratified the JRP and granted the judicial reorganization to the Oi Companies, which was published on February 5, 2018.

On July 31, 2018, the restructuring of the Oi Companies’ financial debt was completed with the implementation of the applicable terms and conditions provided for in the JRP, including the completion of the first capital increase provided for in the JRP, Capital Increase – Claim Capitalization.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On January 25, 2019 the Company completed the second capital increase provided for in the JRP (“Capital Increase - New Funds”), with the issue of 3,225,806,451 book-entry, registered common shares, without par value, including new common shares represented by ADSs, pursuant to the JRP and the subscription and commitment agreement entered into by the Company, its subsidiaries, and the Backstop Investors.

Capital Increase – New Funds

Exercise of Subscription Warrants and American Depositary Warrants (“ADWs”)

On October 28, 2018, the Company commenced the issuance and delivery of all warrants and ADWs exercised by their holders. The process was completed on January 4, 2019. All Warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

Preferential offer and completion of the Capital Increase – New Funds, pursuant to the commitment agreement terms

As contemplated by Section 6 of the JRP, on November 13, 2018 the Company commenced a preemptive offering of common shares that was registered with the SEC under the Securities Act under which holders of common shares and preferred shares, including the ADS Depositary and The Bank of New York Mellon, as depositary of the Preferred ADS program, received transferable rights for each common share or preferred share held as of November 19, 2018, which refers to as subscription rights.

The subscription rights expired on January 4, 2019. On January 16, 2019, the Company issued 1,530,457,356 common shares to holders of subscription rights that had exercised those subscription rights with respect to the initial common shares. On January 21, 2019, the Company issued 91,080,933 common shares to holders of subscription rights that had requested subscriptions for excess common shares. The proceeds of these subscriptions totaled R$2,011 million.

On January 25, 2019, the Company issued 1,604,268,162 common shares, representing the total number of common shares that were offered in the preemptive offering less the total number of initial common shares and excess common shares, to the Backstop Investors in a private placement under the terms of the commitment agreement for the aggregate amount of R$1,989 million (“Share Balance”). Because of the subscription and payment of the Share Balance, the Company completed, on this date, the Capital Increase – New Funds, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase – New Funds, representing a contribution of new funds for the Company totaling R$4.0 billion. In addition, under the terms of the commitment agreement, on that date the Company issued, as compensation for their commitments under the commitment agreement, 272,148,705 common shares in a private placement to the Backstop Investors and paid US$13 million to the Backstop Investors. As a result of the outcome of the subscription and payment of the Capital Increase – New Funds and the Commitment Shares, the Company’s share capital increased to R$32,538,937,370.00, represented by 5,954,205,001 shares, divided into 5,796,477,760 registered common shares and 157,727,241 registered preferred shares, without par value.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Litigation discontinuation settlement between the Company and Pharol

On February 8, 2019, in order to discontinue any disputes that might harm the implementation of the JRP, the Company disclosed a Material Fact Notice informing that its Board of Directors approved, in accordance with CVM Instruction 567/2015, the acquisition of 1,800,000 preferred shares issued by the Company to ensure the compliance of the commitment assumed by the Company to transfer its treasury shares to Bratel, wholly-owned subsidiary of Pharol SGPS, S.A., in the context of the settlement entered into, subject matter of the Material Fact Notice of January 8, 2019 (“Settlement”), in transactions conducted in B3’s OTC to deliver the treasury shares to Bratel, which would be made within four business days from the confirmation of the settlement by the Judicial Reorganization Court.

On February 18, 2019, the Court issued a decision suspending conflict of jurisdiction injunction No. 157.099 during the period requested by the parties.

On April 3, 2019, the Company disclosed a notice to the market to inform on the confirmation of the settlement, referred to above, because the fifteen-day term for the publication of the related court decision has run out. Accordingly, as determined in the Settlement, the term for the compliance with the second part of the obligations established by both parties to the Settlement started on this same date, including: (a) the request to discontinue all the litigation involving the parties named in the Agreement and (b) the delivery to Bratel of 33.8 million Oi shares there were held in treasury, including 32 million common shares and 1.8 million preferred shares.

In addition, several obligations and rights of the parties described in the Material Fact Notice released by Oi and the Communication released by Pharol, both on January 9, 2019, were fully clearly established.

Default Payment Method provided for by Clause 4.3.6 of the Plan - Bondholders

On May 20, 2019, in strict compliance with the decision issued under Chapter 15 that determined that the cancelation of the notes regulated by New York Law should take place on June 14, 2019, the Company announced that it started the procedure so that the holders of the notes (a) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.375% notes maturing in 2017 (ISIN No.: XS0215828913); (b) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.875% notes maturing in 2018 (ISIN No.: XS0843939918); (c) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.00% notes maturing in 2019 (ISIN No.: XS0462994343); (d) Portugal Telecom International Finance B.V.’s €1,000,000,000 in 4.625% notes maturing in 2020 (ISIN No.: XS0927581842); (e) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.5% notes maturing in 2025 (ISIN No.: XS0221854200); (f) Oi Brasil Holdings Coöperatief U.A.’s €600,000,000 in 5.625% notes maturing in 2021 (ISIN No.: XS1245245045); (g) Oi Brasil Holdings Coöperatief U.A.’s US$1,500,000,000 in 5.75% notes maturing in 2022 (ISIN No.: US10553MAD39); (h) Oi S.A.’s €750,000,000 in 5.125% notes maturing in 2017 (ISIN No.: XS0569301327); (i) Oi S.A.’s US$750,000,000 9.500% maturing in 2019 (ISIN No.: 87944LAD1); (j) Oi S.A.’s BRL1,100,000,000 in 9.75% maturing in 2016 (ISIN No. US10553MAC55); and (k) Oi S.A.’s US$1,000,000,000 in 5.500% maturing in 2020 (ISIN No. 144A: US87944LAE92) (the “Legacy Notes”) are able to support their claims to receive on a future date or on the Company’s payment dates pursuant to Clause 4.3.6 of the Plan. On June 14, 2019, the Legacy Notes were duly cancelled.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The procedure detailed above is not applicable for the holders of the 6.25% Notes issued by Portugal Telecom International Finance B.V. – in Judicial Reorganization maturing in 2016 (ISIN No.: PTPTCYOM0008). The Company will provide at the appropriate time the information on the procedure to register the beneficiaries of the Default Payment Method provided for by Clause 4.3.6 of the Plan with regard to such series.

Prepetition Financing – Clause 5.3 of the Plan

On December 23, 2019, the Company disclosed a Material Fact Notice informing that its subsidiary Oi Móvel entered into a 1st issue indenture of collateralized, simple, nonconvertible debentures, with additional trust security, in a single series, for private placement, in the total amount of up to R$2,500,000,000.00 (“Debentures” and “Issue”, respectively). The main features of the Issue and the Debentures are as follows: (i) Term and Maturity Date: twenty-four (24) months from the issue date, except in the case of early redemption and early maturity of the Debentures set forth in the Debenture Indenture; (ii) Payout: U.S. dollar foreign exchange fluctuation plus interest of (i) twelve point sixty-six percent (12.66%) per year (PIK) for the first twelve months after the first repayment is made; and (ii) thirteen point sixty-one percent (13.61%) per year thereafter; and (iii) Guarantees: the Debentures are fully backed by collaterals and trust guarantees provided by Oi Móvel, the Company and its subsidiary Telemar.

The Issue was approved based on the provisions of Clause 5.3 of the Plan and is part of the context of prepetition financing, in the “Debtor in Possession Financing” (“DIP Financing”) modality.

Subsequently to the Material Fact Notice disclosed on December 23, 2019, the Company disclosed a Notice to the Market on February 4, 2020 informing shareholders and the general market that the subscription and payment of the Oi Móvel Issue had been completed, described above, for private placement in the amount of R$2,500,000,000.00.

Extension of the Judicial Reorganization

On December 6, 2019, the Company released a Material Fact Notice informing that the Oi Companies filed a petition with the Judicial Reorganization Court requesting that the court oversight of the Oi Companies not to be terminated on February 4, 2020, the date when the Plan’s homologation completes two years.

The non-termination of the judicial oversight does not introduce any changes to the current position of the Oi Companies and has no impact on the compliance with the Plan in force or on current receivables, or any other new funds that might be obtained by the Oi Companies. It is worth noting that the continuity of court oversight at the end of the two-year period is a natural measure that has been applied in most judicial reorganization proceedings.

Notwithstanding the good progress of the Plan implementation, which has already concluded most of the steps provided for the proceeding, which were important for the Company's recovery, said petition presents the Judicial Reorganization Court with circumstances related to the complexity inherent to the Judicial Reorganization Proceeding’s magnitude and to the reforms underway in the legal and regulatory environment, and which require actions still to be implemented within the scope of the Judicial Reorganization Proceeding.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On February 28, 2020, the Company released a Material Fact Notice informing its shareholders and the general market that on February 28, 2020 the Oi Companies filed with the Judicial Reorganization Court a petition exposing its interest in submitting for deliberation to a new general creditors’ meeting (“New GCM”) an amendment (“Amendment to Plan” or “Amendment to the JRP”) to the Plan aimed at achieving greater operating and financial flexibility to continue its investment project and the compliance with its strategic transformation plan (“Strategic Plan”), both broadly disclosed to the market.

In line with the foregoing, on March 6, 2020, the Company disclosed a Material Fact Notice informing that the Judicial Reorganization Court awarded a decision, on the same date, granting the Company's request for a New General Creditors’ Meeting to deliberate on an amendment to the Plan, prescribing that:

(i)	the Oi Companies file with the court, within 180 days from the decision’s issue date, the draft amendment to the JRP; and

(ii)	the Trustee organize the New General Creditors’ Meeting, which shall be held within 60 days from the submission of the amendment proposal to the JRP.

Amendment to the Judicial Reorganization Plan

On June 15, 2020, the Oi Companies filed with the Judicial Reorganization Court the Amendment proposal to the JRP for the purposes of increasing the flexibility of the Original JRP by creating a more efficient corporate and operating structure, aiming at maximizing the Company’s value to the benefit of all its stakeholders. This initiative is fully aligned with the Strategic Plan, which is being transparently implemented.

On August 13, 2020, the Oi Companies filed with the Judicial Reorganization Court an updated proposal of the Amendment to the PRJ by adjusting certain terms and conditions. This proposal reflects the various interactions with creditors, potential investors, and other stakeholders, including those conducted with the mediator appointed by the Judicial Reorganization Court for the purpose of discussing improvements to the Amendment to the PRJ and, thus, ensuring its approval at the New General Creditors’ Meeting.

The Amendment the JRP will still be submitted to the New GCM for voting and, subsequently, if approved, to confirmation by the Judicial Reorganization Court and, therefore, the terms and conditions of Amendment the JRP and the measured provided for by the JRP may be changed.

1.	Purposes of the Amendment to the JRP

The Amendment to the JRP aims at allowing the Oi Companies and their subsidiaries (“Oi Group”) to implement their long-term plan, with the necessary resolution of their debt, in the current context, and their continuity as going concerns by following said PRJ and their Strategic Plan. The main purpose of the Oi Group's strategy is transforming its business model by focusing on the use and rapid expansion of its extensive fiber optics infrastructure as a competitive edge, including its transportation networks (backbone, backhaul and data network), and primary and secondary access networks (dedicated links, metropolitan rings, and FTTH access networks), enabling and supporting the high-speed connection and service provision needs of its residential, business, corporate, and government customers, and the provision of infrastructure services for other telecommunication service providers in the country, including the facilitation of connections for the new 5G technology.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

This strategy will be implemented by proceeding with the asset divestiture process, a possible involvement in consolidation movements, and the divestiture of its mobile communications operation and the adoption of the model known as structural separation, which allows incorporating separate entities dedicated to investing, the operation and the maintenance of the telecommunications infrastructure and the provision of services to its end customers, including the product development, marketing, sales and customer service activities. This aims at making the Oi Group’s business model more sustainable, focused on its main competitive advantages, structured in an efficient and focused manner, and ensuring the continuity of the Oi Group and the consequent compliance with the means of recovery and payment of all prepetition claims.

The Amendment to the JRP aims at introducing flexibility in meeting the Company's strategic goals described above and its main purposes include:

(i)	providing for the possibility of forming isolated production units (“UPIs”) through the segregation of certain businesses and/or isolated assets of Oi Group and the disposal thereof under the security and benefits ensured by Law 11101/2005 (Business Recovery and Bankruptcy Law, or LFR), so as to maximize their worth and provide the resources necessary to pay prepetition creditors and discharge the Debtors’ obligations;

(ii)	improving the payment terms and conditions for a significant portion of small creditors as a way of reducing litigation and speeding up the settlement of these claims, as required by the Judicial Reorganization Court;

(iii)	allowing the Debtors to raise additional financing and other funding to allow them to maintain the necessary investments and pay their creditors; and

(iv)	allow the segregation, using an Oi Group company, of some fiber optics assets and infrastructure to create a more flexible and efficient corporate structure to accelerate investments in the expansion of the fiber optics network. Such company may have access to financial and capital markets and raise additional funds at lower costs, thus ensuring the funds generated by the Debtors’ operations are used exclusively in such operations, thus, strengthening their operating structure.
2.	UPIs provided for in the Amendment to the JRP

The Amendment to the JRP provides for the creation of five (5) UPIs separate from the assets, liabilities and rights of the Debtors and associated with (a) telephony and data operation in the mobile communications market (“UPI Mobile Assets”); (b) passive infrastructure (“UPI Towers” and “UPI Datacenter”); (c) telecommunications network operation (“UPI InfraCo”); and TV business (“UPI TVCo”).

The UPIs will be established a special purpose corporations (“SPCs”) and may be sold, under different models for each type of UPI described above, to ensure the debt payment and generate the funds necessary for the expansion of its fiber infrastructure and associated services, which are the key focus of Oi Group’s strategy. The divestment of the UPIs would allow Oi to maximize the business value of its investments by expanding its residential and business access services nationwide, exploit more efficiently its network components, and create new business opportunities for the exploitation of these networks by offering them to other carriers and service providers in the telecommunications industry, in light with the governing laws, regulations and the required permits from competent authorities, where applicable.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Amendment to the JRP contains detailed information on the composition of each UPI and the terms and conditions applicable to their disposal, including information on their structure and price.

2.1.	UPI InfraCo

InfraCo SPC will concentrate infrastructure and fiber assets related to the Oi Group’s access and transportation networks already contributed to its capital, whether directly assigned or assigned as right-of-use assets in the form of Indefeasible Rights of Use (IRUs), as well as new infrastructure investments to be made in the future for the purpose of accelerating investments in the expansion of its fiber optics networks, based on a more flexible and efficient capital structure and greater possibility of attracting and using new funds. As soon as the operations outlined in the Plan are implemented, InfraCo SPC will be a Company associate and will seek in the market the necessary funds to finance its investments in order to expand Oi Group’s operations in fiber optics and serve a larger number of customers from in segments nationwide.

The Amendment to the JRP establishes that Oi shall retain a material interest in the capital of InfraCo SPC through measures to ensure its active participation in the creation and expansion of a local leader in fiber optics infrastructure. As in other countries, the creation of InfraCo SPC follows a logic of structural separation between the services company and the infrastructure company for the purpose of maximizing business value through greater efficiency and innovation, with clear strategies focused on customer experience and product and service innovation on one hand and mass access to fiber infrastructures and optimization of its technical operation on the other.

The UPI InfraCo will consist of 100% of the shares issued by the SPC, which will concentrate the assets and liabilities related to the fiber optics and infrastructure activities described in Annex 5.3.4 to the Amendment to the JRP, which provides for the partial divestiture of the UPI InfraCo in a bidding process, under the terms of the LFR, by submitting sealed bids for the partial disposal of the voting capital of InfraCo SPC. This bid should ensure the Company the payment of at lest R$6.5 billion, in addition to the guarantee, by the new investors, that there will be the necessary funds for the full payment of InfraCo’s debt outlined in Clause 5.3.8.1 of the Amendment to the JRP and the compliance with its investment plan, according to certain parameters to be established in the related Invitation to the UPI InfraCo Bid Notice. As a result of the partial sale of UPI InfraCo, the buyer will be assured an interest equivalent to 51.0% of the voting capital, not exceeding 51.0% of the economic capital of InfraCo SPC, and the Debtors are reserved the right to, at their sole discretion, determine the division of the capital stock of InfraCo SPC into common and preferred shares of InfraCo in the sale, within the limits established by law, thus guaranteeing that the Company shall retain a significant equity interest, even as a guarantee for the performance of its obligations to PRJ creditors.

Due to the high demand for these assets in the preliminary stage of the market sounding process conducted by a financial advisor, the minimum economic value (EV) of InfraCo SPC (as at December 31, 2021) to be considered in the bids will be R$20 billion, within the reference interval of 25.5-51% of the economic value, for the purpose of ensuring an active competitive dispute among the parties interested in obtaining the control of InfraCo (51% of the common shares) up to the auction date. The bidders must also undertake a commitment related to a Secondary Tranche of R$6.5 billion and a Primary Tranche of up to R$5 billion, to guarantee the payment of R$2.426 billion of InfraCo SPC’s debt to the Debtors and the implementation of the planned investment plan, in exchange for receiving new common shares issued by InfraCo SPC, at the share price paid in the partial sale of the UPI InfraCo, adjusted as provided for by the Amendment to the JRP.

The Oi Group may, up to the issue date of the UPI InfraCo’s Notice, accept the binding proposal with the highest economic value (EV) assigned to InfraCo SPC for the partial acquisition of the UPI InfraCo, undertaking to assure such bidder the right to, at its sole discretion, top the highest bid per InfraCo SPC share above the amount offered, provided that it submits an offer in an amount higher than at least 1% of the price per InfraCo SPC share offered in the highest bid submitted for the partial sale of the UPI InfraCo. The Amendment to the JRP also provides for mechanisms for assessing binding proposals for the partial acquisition of the UPI InfraCo that take into consideration not only the price per share offered and its minimum price, but also the possibility of assessing better conditions for determining the best bid to be considered as the preferred bid for the competitive court proceeding.

2.2.	UPI Mobile Assets, UPI Towers and UPI Datacenter

The UPI Mobile Assets will consist of 100% of the shares issued by the Mobile SPC and, if applicable, of one or more additional special purpose companies that will concentrate the assets and liabilities related to the mobile communication activities described in Annex 5.3.1 to the Amendment to the JRP, which provides for the disposal of the UPI Mobile Assets in a bidding process, under the terms of the LFR, by submitting sealed bids for the acquisition of 100% of the shares of Mobile SPC, with payment of at least R$15.0 billion in cash. Under the terms of the Amendment to the JRP, the Oi Group will offer those interested in participating in the bidding procedure for the sale of the UPI Mobile Assets the possibility of entering into a contract with the Debtors and/or its associates for the provision of data transmission services under take-or-pay terms for a period of 3, 5 or 10 years, at the discretion of the bidder. The present value of the payments arising from the corresponding contract will comprise the total acquisition price of the UPI Mobile Assets, in addition to the minimum price and will be taken into account when declaring the winning bid for the acquisition of the UPI Mobile Assets.

The Oi Group may, up to the issue date of the UPI Mobile Assets’ Notice, accept the binding proposal with the highest price for the acquisition of the UPI Mobile Assets, whether it is equal or higher to the UPI Mobile Assets Minimum Price, undertaking to assure such bidder the right to, at its sole discretion, top any bid higher than its own bid, provided that it makes an offer in an amount higher by at least 1% of the amount equivalent to the sum (a) of the proposed price to be paid in cash and (b) the NPV of the Capacity Contract offered, both contained in the best bid submitted during the bidding procedure for the sale of the UPI Mobile Assets.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The winning bid will be the highest price offered above the minimum price, except for the possibility of the Debtors selecting the second highest bid provided that this bid is not more than 5% lower than the highest price offered including as a result of the possible exercise of the right to top any bid for the Mobile Assets by a given bidder of a Binding Proposal for the UPI Mobile Assets if a reasonable rationale presented to justify that the second highest bid provides greater legal certainty and security that the UPI Mobile Assets sale will be sold as bid, in view of the necessary regulatory and competition approvals and provided that the more than the holders of more than 50% of the prepetition claims do not object to the sale in the records of the Judicial Reorganization Proceeding. The same applies in the event two bids below the minimum price are submitted. The Amendment to the JRP also provides for mechanisms to set the terms and conditions for approving bids to ensure the highest degree of legal certainty and security in the implementation of the proposed sale, always provided that the more than the holders of more than 50% of the prepetition claims do not object to the sale.

The UPI Towers will consist of 100% of the shares issued by the SPC, which will concentrate the assets and liabilities related to the outdoor and indoor transmission and radiofrequency tower activities, described in Annex 5.3.2 to the Amendment to the JRP, which provides for the disposal of the UPI Towers in a bidding process, under the terms of the LFR, noting that the investor whose binding proposal (obtained in a market sounding process conducted with any parties interested in participating and already disclosed to the market as an annex to the Amendment to the JRP) served as the basis to set the minimum price will have the right to match the highest bid above the Minimum Price for the UPI Towers that may be submitted during the bidding procedure for the sale of the UPI Towers. This way, Oi gives more legal certainty and security to the completion of the sale for the proposed price and also, by using a bidding process, giving any interested party the opportunity to offer an amount higher than the proposed price, to the benefit of Debtors.

The UPI Datacenter will consist of 100% of the shares issued by the SPC, which will concentrate the assets and liabilities related to the datacenter activities, described in Annex 5.3.3 to the Amendment to the JRP, which provides for the disposal of the UPI Datacenter in a bidding process, under the terms of the LFR, by submitting sealed bids for the acquisition of 100% of the shares of Datacenter SPC, with the payment of a minimum price of R$325.0 million in cash, of which at least R$250 million at sight and the balance payable in installments, noting that the investor whose binding bid (obtained in a market sounding process conducted by Bank of America, financial advisor of Oi and already disclosed to the market as an appendix to the Amendment to the JRP) served as the basis to set the minimum price will have the right to match, by any amount, the highest bid submitted above the Minimum Price for the UPI Datacenter that may be submitted during the bidding procedure for the sale of the UPI Datacenter. This way, Oi gives more legal certainty and security to the completion of the sale for the proposed price and also, by using a bidding process, giving any interested party the opportunity to offer an amount higher than the proposed price, to the benefit of Debtors.

2.3.	UPI TVCo

The UPI TVCo will consist of 100% of the shares issued by TVCo SPC, which will concentrate the assets and liabilities related to the Pay TV business, described in Annex 5.3.3 to the Amendment to the JRP, which provides for the disposal of the UPI TVCo in a bidding process, under the terms of the LFR, by submitting sealed bids for the acquisition of 100% of the shares of TVCo SPC, considering that the acquisition of the UPI TVCo will involve (i) the payment, in a single cash installment, of a minimum amount of R$20 million, and (ii) the obligation of the corresponding buyer to share with the Debtors and/or its associates 50% of the net revenue of the service to be offered to its customers using IPTV technology over an FTTH network, under the terms and conditions to be established in the bidding procedure for the disposal of the UPI TVCo.

3.	Payment to Creditors

The Amendment to the JRP provides for the possibility of making adjustments to the payment terms and conditions of the prepetition creditors and also mechanisms that would allow or require the Company to pay certain claims subject to the Plan within a term shorter than the term provided for in the ratified Plan.

The Amendment to the JRP contains detailed information on the payment proposals for each class of creditors.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.1.	Labor Claims

The Amendment to the JRP also prescribes that labor creditors whose claims have not been fully settled by the date of the New GCM will have their claims up to a total of R$50,000 paid within 30 days of ratification of the Amendment to the JRP, provided that said labor claims (i) are listed in the trustee’s list of creditors; (ii) are the subject of a final and unappealable court decision that terminated the underlying lawsuit and ratified the amount due to the related creditor; or (iii) in the case of creditors entitled to recover lawyers’ fee, a decision is rendered in the event of claim qualification or challenge filed by the date of the New GCM, provided that they elect this form of payment.

3.2.	Collateralized Claims

The Amendment to the JRP prescribes that, in the event of the disposal of the UPI Mobile Assets, part of the funds to be paid by the winning bidder of the corresponding Bidding Procedure and buyer if the UPI Mobile Assets will be directly transferred by said buyer to the bank account of the Creditors with Collateralized Claims for the advance payment of 100% of the remaining amount of the Collateralized Claims (according to the conditions terms set forth in the Amendment to the JRP).

3.3.	Regulatory Agencies’ Claims

Under the new version of the Amendment to the JRP, the Claims of Regulatory Agencies will be paid in the form already authorized by the creditors, in Clause 4.3.4.2 of the Original JRP, by means of a transaction conducted pursuant to Law 13988, of April 4, 2020, to be entered into within 180 days as of the ratification of the Amendment to the JRP, and the Debtors shall comply with the terms and conditions required by the competent authorities, including with regard to maintaining and/or submitting guarantees, while allowing the Debtors to opt for to any subsequent legal rule that may be issued and offers more advantageous conditions. Such provision awards the Oi Group’s greater legal security in relation to the settlement of said Regulatory Agencies’ Claims while at the same time maintaining advantageous conditions for their settlement.

3.4.	Unsecured Claims

3.4.1.	Class III Unsecured Creditors.

3.4.1.1.	Straight-line payment option

Pursuant to the Amendment to the JRP, Class III Unsecured Creditors (as defined in the Plan), with claims of up to R$3,000 that have not yet been fully settled by the date of the New GCM and that have filed a claim qualification or challenge by the date of the New GCM, may elect to receive the full claim, via the on-line platform to be made available by the Oi Group at www.credor.oi.com.br within 45 days after the New GCM. The option to receive R$3,000 may be exercised, within the same term, by the Class III Unsecured Creditors with claims higher than R$3,000 provided that (i) the claims have not yet been fully paid by the date of the New GCM; (ii) they have already filed a claim qualification or challenge by the date of the New GCM; and (iii) at the time the option is exercised, such creditors grant the Debtors, on the same platform, a receipt of full payment of their claims.

3.4.1.2.	Repurchase Obligation in Liquidity Events.

The Amendment to the JRP includes an amendment to Clause 5.2 of the Plan to provide for the obligation of prepayment at a discount, by the Debtors, of the claims listed therein also when there is one or more Liquidity Events (as defined in the Amendment to the JRP) in the first five years from the court ratification of the PRJ. Accordingly, the Amendment to the JRP establishes that the Oi Group shall allocate 100.0% of the Net Revenue from Liquidity Events (as defined in the Amendment to the JRP) exceeding R$6.5 billion to, in up to the payment rounds, anticipate the payment of the claims held by the Unsecured Creditors provide for in said Clause, as described in Clause 5.4 of the Amendment to the JRP.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.4.1.3.	Partner Creditor Loans

Pursuant to the Amendment to the JRP, Oi or its subsidiary InfraCo SPC may raise new funds through credit facilities extended by Unsecured Creditors, up to the amount of R$3.0 billion, while guaranteeing equal treatment and opportunity for all Unsecured Creditors, by previously disclosing a notice containing all the terms and conditions of the loan to be raised in the corresponding round (“Partner Creditor Loan”). The terms of the Partner Creditor Loan are described in Clause 5.6.5.2 of the Amendment to the JRP. In exchange for participating in the Partner Creditor Loan, each creditor holding claims restructured as prescribed by the Original JRP shall be entitled to prepayment of its claim in the amount equivalent to half (1/2) of the loan amount extended by such creditor that is actually used by Oi or InfraCo SPC, under the terms set forth in Clause 5.6.5.3 of the Amendment to the JRP.

3.4.1.4.	Reverse Auction

The Amendment to the JRP allows the Debtors, at any time, during the five-years period after the ratification of the Amendment to the JRP, to hold one or more prepayment rounds to the Unsecured Creditors that offer the highest discount rate of their claims in each round held (“Reverse Auction”). In each Reverse Auction, the winning bidder shall be the Unsecured Creditor that offers the highest discount percentage on its total claim, successively, under the terms provided for in Clause 4.7.1 of the Amendment to the JRP.

The specific terms of each Reverse Auction, including any restrictions and minimum discount rules for participation, shall be detailed in the related notice to be disclosed prior to the Reverse Auction, at www.recjud.com.br, and subsequently sent to the interested Unsecured Creditors that complete their registration, as provided for in Clause 4.7.4 of the Amendment to the JRP.

3.4.1.5.	Bank Guarantees

The Amendment to the JRP allows the Debtors to seek in the market a credit limit for obtaining bank guarantees for Unsecured Claims. Clause 5.6.6 and following of the Amendment to the JRP provides for the possibility of the unsecured creditors to offer bank guarantee lines as collateral, for the benefit of the Debtors, within the limit of their structured claims, to be drawn on the condition that the Debtors reduce their collateralized exposure with regard to the position as at December 31, 2017, thus guaranteeing, on the other hand, the reduction of the prepayment discount from 60% to 55%, to be applied in each Exercise Round of the Purchase Obligation, to volumes equivalent to those offered in new guarantee lines, as provided for in the Amendment to the JRP.

3.4.2.	Unsecured Claims of Small Businesses, listed in Class IV

Pursuant to the Amendment to the JRP, Small Businesses with Unsecured Claims listed in Class IV (as defined in the Plan), with claims of up to R$150,000 that have not yet been fully settled by the date of the New GCM and that have filed have filed a claim qualification or challenge by the date of the New GCM, may elect to receive the full claim, via the on-line platform to be made available by the Oi Group at www.credor.oi.com.br, within 45 days after the New GCM. The option to receive R$150,000 may be exercised, within the same term, by the Small Businesses with Unsecured Claims listed in Class IV with claims higher than R$150,000 provided that (i) the claims have not yet been fully paid by the date of the New GCM; (ii) they have already filed a claim qualification or challenge by the date of the New GCM; and (iii) at the time the option is exercised, such creditors grant the Debtors, on the same platform, a receipt of full payment of their claims.

4.	Termination of the Judicial Reorganization

Under the terms of the Amendment to the JRP, the Judicial Reorganization shall be terminated May 30, 2022, while it can be extended by reason of force majeure identified and approved exclusively ny the Judicial Reorganization Court.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

5.	Oi’s activities once the measures provided for in the Amendment to the JRP are implemented

If the corporate restructuring carried out to segregate the UPIs and the sale of these UPIs as provided for by the Amendment to the JRP is implemented, the Company will retain all activities, assets, rights and obligations not expressly transferred to the UPIs, including certain fiber optics, fiber backbone and copper backhaul assets related to the Oi Group’s transportation network, residential, BUSINESS and corporate customers (including utility assets), in addition to the Digital and IT services (Oi Soluções), as well as the field maintenance and installation operations at Serede - Serviços de Rede S.A. (“Serede”) and customer service operations at Brasil Telecom Call Center S.A. (“BrT Call Center”).

With these measures, the goal is to ensure that this set of assets is sufficient to guarantee the continuity of the Company as a going concern and the payment of its debts under the terms of the Amendment to the JRP.

For more information regarding the Amendment to the JRP and the implementation of the measures set forth therein refer to the documents disclosed on this date by the Company and available on its website (www.oi.com.br/ri or http://www.recjud.com.br/) and on CVM’s Empresas.NET System (www.cvm.gov.br).

6.	Full Content of the Amendment to the JRP

The full content of the new version of the Amendment to the JRP is available to the Company’s shareholders at the Company’s headquarters and on its website (www.oi.com.br/ri or http://www.recjud.com.br/), CVM’s Empresas.NET System (www.cvm.gov.br), and the website of B3 S.A. - Brasil, Bolsa, Balcão (www.b3.com.br). An English version of the material submitted to the CVM will also be sent, as soon as possible, to the US Securities and Exchange Commission pursuant to Form 6-K.

New GCM

On August 7, 2020, whereas (i) the sixty-day deadline after the submission of the Amendment to the a JRP; (ii) the COVID-19 pandemic; (iii) the filing of the mediation proceeding between certain banks and the Debtors; and (iv) the outlining of the criteria to be voted on by the creditors in the New GCM, the Judicial Reorganization Court order the New GCM to be held at the beginning September 2020, at a venue already reserved by the Trustee, in compliance with all the health regulations effective at the time of the New GCM.

Going concern

The interim financial information for the period ended June 30, 2020, has been prepared assuming that the Company will continue as a going concern and in compliance with the legal requirements applicable to a judicial reorganization. The judicial reorganization is aimed at ensuring the continuation of the Oi Companies as going concerns. This continuity was strengthening with the approval of the JRP and, as a result, the borrowings and financing were novated and the related balances were recalculated under the terms and conditions of the JRP, including the Capital Increase with Claim Capitalization and the Capital Increase with New Funds.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The continuity of the Company as a going concern is ultimately depending on the successful outcome of the judicial reorganization and the realization of other forecasts of the Oi Companies and the approval of the Amendment to the JRP by the New GCM and by the Judicial Reorganization Court. These events give rise to material uncertainties that might affect the success of the judicial reorganization and, possible, raise substantial doubts about the ability of the Oi Companies to continue as going concerns.

It is worth noting that the Company has been successful in complying with the obligations set forth in the procedures of the judicial reorganization proceeding. As at June 30, 2020 and after the implementation of the JRP, total shareholders’ equity was R$8,163,912 (R$8,075,473 in the Company), loss for the period then ended was R$9,747,190 (R$9,689,449 in the Company), and working capital totaled R$7,261,001 (R$3,974,755 in the Company). As at December 31, 2019 and after the implementation of the JRP, total shareholders’ equity was R$17,796,506 (R$17,650,326 in the Company), loss for the year then ended was R$9,095,107 (R$9,000,434 in the Company), and working capital totaled R$6,157,364 (R$6,050,559 in the Company).

On January 31, 2020, the World Health Organization announced that COVID-19 was a global health emergency and on March 3, 2020, the World Health Organization categorized COVID-19 as a pandemic.

By the closing date of this Interim Financial information, we had no records of material deviations in our operations and results, even though the scenario is adverse and there are still uncertainties regarding the duration and effects of the pandemic. In addition, the Company has intensified the digitalization of processes, sales and services, telemarketing and teleagent channels, which has allowed a rapid and growing recovery and the return to of pre-COVID levels.

Additionally, the Company and its subsidiaries are subject to certain covenants existing in certain loan and financing agreements, based on certain financial ratios, including the Gross debt-to-EBITDA ratio. The Company monitors on a quarterly basis the compliance of these terms set forth in financial covenants since failing to meet the financial ratios required in such covenants might result in the accelerated maturity of the corresponding debt.

As a result of the financial crisis caused by the COVID-19 pandemic, the compliance with these covenants was affected by the maintenance of the Brazilian real at depreciated levels in the second quarter of 2020. At the end of the first quarter, the Company obtained a waiver from its creditors for the first half of 2020, thus eliminating the contractual penalties due to breach of covenants. See Notes 3 and 20 for further information.

2.                  SIGNIFICANT ACCOUNTING POLICIES

Statement of compliance

The Company’s individual and consolidated interim financial information has been prepared and is being presented in accordance with the pronouncements, guidelines and interpretations issued by the Accounting Pronouncements Committee (CPC) and approved by the Brazilian Securities and Exchange Commission (CVM), which are consistent with the International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB). All relevant information part of the interim financial information, and only this information, corresponds to the information the Company’s management uses while managing the Company.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(a)	Reporting basis

The Company’s interim financial information has been prepared for the period ended June 30, 2020 and in accordance with IAS 34 and CPC 21 (R1) issued by the Accounting Pronouncements Committee (“CPC”), which address interim financial reporting.

CPC 21 (R1)/IAS 34 requires that management use certain accounting estimates. The quarterly information has been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

This quarterly information does not include all the information and disclosures required in annual financial statements and should be read in conjunction with the annual financial statements for the year ended December 31, 2019, which have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) and the accounting practices adopted in Brazil. There were no changes in the accounting policies adopted in the period ended June 30, 2020 as compared to those applicable in the year ended December 31, 2019, besides the new pronouncements, interpretations, and changes that became effective after December 31, 2019, as described in item (b) of this note.

The assets and liabilities related to the operations in Africa are consolidated and stated in a single line item of the balance sheet as held-for-sale assets, in current assets, as a result of Management’s expectation to sell these assets and liabilities in the short term (Note 30(a)). In the statement of profit or loss, however, costs/expenses and revenue/gains are stated under the full consolidation method because these assets do not meet the criteria to be classified as ‘discontinued operation’, as provided for by CPC 31/IFRS 5.

Estimates and critical accounting judgments

The Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant, and also requires judgments related to these matters. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are related to: (i) the recognition of revenue and trade receivables; (ii) estimated credit losses on doubtful accounts; (iii) depreciation and amortization of assets with finite useful lives; (iv) impairment of long-lived assets; (v) fair value of financial liabilities; (vi) provisions; (vii) fair value of financial assets; (viii) deferred income tax and social contribution; (ix) employee benefits; (x) leases, (xi) provisions for onerous contracts; and (xii) share-based compensation.

With regard to item (iv) above, the recoverable amounts of long-lived assets are determined by comparing the calculations of their value in use or their sales prices. These calculations required the use of judgments and assumptions that may be influenced by different external and internal factors, such as economic trends, industry trends and interest rates, changes in business strategies, and changes in the type of services and products sold by the Company to the market. The use of different assumptions may significantly change our interim financial information.

As at June 30, 2020, the Company updated the projections used to determine the value in use of long-lived assets (property, plant and equipment and intangible assets) for the purpose of identifying potential indications of impairment of these assets, considering possible impacts caused by Covid-19 (Note 31 (d)).

The updating of said projections took into consideration the observations made by the Company's management up to the reporting date of this interim financial information, which assessed the following main aspects: (i) updated assumptions and criteria used in future cash flow projections; (ii) updating and standardization of the WACC used in the calculation of the value in use to reflect the current economic context; (iii) defining of sensitivity scenarios to assess possible impacts.

Based on the information above, the Company has not identified any indications of impairment of said long-lived assets.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Functional and presentation currency

The Company and its subsidiaries operate mainly as telecommunications industry operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment where it operates ("functional currency"). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at period-end, related foreign currency-denominated monetary assets and liabilities are recognized in the income statement, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges.

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which uses a currency from a hyperinflationary economy, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•	revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

•	all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

•	goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

As at June 30, 2020 and December 31, 2019, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	06/30/2020	12/31/2019	06/30/2020	06/30/2019
Euro	6.1539	4.5305	5.4211	4.3440
US dollar	5.4760	4.0307	4.9218	3.8459
Cape Verdean escudo	0.0559	0.0411	0.0492	0.0394
Sao Tomean dobra	0.000261	0.000192	0.000234	0.000183
Kenyan shilling	0.0514	0.0398	0.0472	0.0381
Mozambican metical	0.0779	0.0631	0.0734	0.0608

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Segment reporting

The information about operating segments is presented consistently with the internal report provided to the Company’s main decision-making body, its Board of Directors. Management monitors and follows up the performance of each service offering segmented per customer, while the results analyzed on a consolidated basis as regards the fund to be allocated to the performance assessment and strategic decision-making (Note 28).

Reclassifications of the comparative period’s accounting balances

The Company made some reclassifications in the note to financial income (expenses) for the period ended June 30, 2019 for better comparability and understanding of the transactions and balances disclosed in the individual and consolidated financial information for the period ended June 30, 2020. These reclassifications do not affect the Company’s equity as at June 30, 2019 and profit or loss for the period then ended. We highlight below the stated reclassifications:

	Three-month period ended
	COMPANY			CONSOLIDATED
	06/30/2019			06/30/2019
	Originally stated	Reclassification	Currently stated	Originally stated	Reclassification	Currently stated
Adjustment to present value	1,034	(1,034)		3,824	(3,824)
Inflation adjustment and foreign exchange differences on the fair value adjustment	(43,585)	43,585		(126,247)	126,247
Monetary correction and exchange differences on third-party debt discount		(42,551)	(42,551)		(122,423)	(122,423)
Monetary correction and exchange differences on related-party debt discount		(120,301)	(120,301)
Interest and foreign exchange differences on intragroup loans	(80,247)	120,301	40,054
Total reclassifications in financial income	(122,798)		(122,798)	(122,423)		(122,423)
Total financial income	27,675		27,675	(20,459)		(20,459)
Amortization of related-party debt discount		(78,365)	(78,365)
Interest and foreign exchange differences on intragroup loans	65,027	78,365	143,392
Interest on leases		(17,342)	(17,342)		(231,895)	(231,895)
Interest, monetary correction and foreign exchange differences on other liabilities	(50,100)	(63,702)	(113,802)	(136,068)	(217,962)	(354,030)
Other expenses	(137,619)	81,044	(56,575)	(532,281)	449,857	(82,424)
Total reclassifications in financial expenses	(122,692)		(122,692)	(668,349)		(668,349)
Total financial expenses	(366,545)		(366,545)	(1,353,222)		(1,353,222)
Financial income (expenses)	(338,870)		(338,870)	(1,373,681)		(1,373,681)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY			CONSOLIDATED
	06/30/2019			06/30/2019
	Originally stated	Reclassification	Currently stated	Originally stated	Reclassification	Currently stated
Adjustment to present value	1,034	(1,034)		3,824	(3,824)
Inflation adjustment and foreign exchange differences on the fair value adjustment	(31,485)	31,485		(122,843)	122,843
Monetary correction and exchange differences on third-party debt discount		(30,451)	(30,451)		(119,019)	(119,019)
Monetary correction and exchange differences on related-party debt discount		(228,487)	(228,487)
Interest and foreign exchange differences on intragroup loans	(37,477)	228,487	191,010
Total reclassifications in financial income	(67,928)		(67,928)	(119,019)		(119,019)
Total financial income	1,161,044		1,161,044	1,330,321		1,330,321
Amortization of related-party debt discount		(176,298)	(176,298)
Interest and foreign exchange differences on intragroup loans	101,071	176,298	277,369
Interest on leases		(35,830)	(35,830)		(469,008)	(469,008)
Interest, monetary correction and foreign exchange differences on other liabilities	(120,785)	(125,972)	(246,757)	(371,241)	(430,684)	(801,925)
Other expenses	(283,200)	161,802	(121,398)	(1,160,561)	899,692	(260,869)
Total reclassifications in financial expenses	(302,914)		(302,914)	(1,531,802)		(1,531,802)
Total financial expenses	(1,070,032)		(1,070,032)	(2,905,732)		(2,905,732)
Financial income (expenses)	91,012		91,012	(1,575,411)		(1,575,411)

(b)	New and revised standards and interpretations

The new and revised standards and interpretations issued by the IASB that are effective in future reporting periods and that the Company decided not to early adopt are the following, effective for periods beginning on or after January 1, 2020:

New and revised standards		Effective beginning on or after:
IAS 1	Presentation of Financial Statements	January 1, 2020
IAS 8	Accounting Policies, Changes in Accounting Estimates and Errors (Amendment - Definition of material)	January 1, 2020
IFRS 3	Business Combinations (Revised - definition of business) Conceptual framework revised for financial reports	January 1, 2020

The amendments to the mentioned standards had no impacts on the Company’s Interim Financial Information.

3.                  FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.	Financial instruments

The carrying amounts and the estimated fair values of our main financial assets and financial liabilities as at June 30, 2020 and December 31, 2019 are summarized as follows:

	Accounting measurement	COMPANY		CONSOLIDATED
		06/30/2020
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	343,867	343,867	1,498,157	1,498,157
Cash equivalents	Fair value	1,912,040	1,912,040	4,352,496	4,352,496
Cash investments	Fair value	186,041	186,041	221,997	221,997
Due from related parties	Amortized cost	7,553,093	7,553,093
Accounts receivable (i)	Amortized cost	1,774,005	1,774,005	6,436,566	6,436,566
Dividends and interest on capital	Amortized cost	3,499	3,499
Financial asset at fair value	Fair value			57,060	57,060
Claims receivable – Sale of PT Ventures (i)	Amortized cost			219,821	219,821

Liabilities
Trade payables (i)	Amortized cost	1,796,932	1,796,932	8,120,553	8,120,553
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,471,726	2,471,726	10,161,145	10,161,145
Due to related parties	Amortized cost	1,315,676	1,315,676
Public debentures	Amortized cost	2,480,105	2,480,105	3,862,854	3,862,854
Private debentures				3,546,114	3,546,114
Senior Notes	Amortized cost	8,545,070	8,296,258	8,545,070	8,296,258
Dividends and interest on capital	Amortized cost	4,775	4,775	5,743	5,743
Licenses and concessions payable (iii)	Amortized cost	9,315	9,315	67,292	67,292
Tax refinancing program (iii)	Amortized cost	247,122	247,122	396,119	396,119
Leases payable (iv)	Amortized cost	708,371	708,371	8,742,107	8,742,107

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Accounting measurement	COMPANY		CONSOLIDATED
		12/31/2019
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	152,465	152,465	575,863	575,863
Cash equivalents	Fair value	797,502	797,502	1,506,082	1,506,082
Cash investments	Fair value	182,696	182,696	217,792	217,792
Due from related parties	Amortized cost	5,583,816	5,583,816
Accounts receivable (i)	Amortized cost	1,383,264	1,383,264	6,334,526	6,334,526
Dividends and interest on capital	Amortized cost	3,499	3,499	426	426
Financial asset at fair value	Fair value			40,689	40,689
Held-for-sale assets
Held-for-sale financial asset (Note 30)	Fair value	1,474,699	1,474,699	1,474,699	1,474,699
Dividends receivable (Note 30)	Amortized cost	2,435,014	2,435,014	2,435,014	2,435,014

Liabilities
Trade payables (i)	Amortized cost	1,960,453	1,960,453	8,887,367	8,887,367
Derivative financial instruments	Fair value	1,152	1,152	1,152	1,152
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,060,582	2,060,582	8,354,777	8,354,777
Due to related parties	Amortized cost	783,404	783,404
Public debentures	Amortized cost	2,344,962	2,344,962	3,652,353	3,652,353
Senior Notes	Amortized cost	6,219,619	6,565,782	6,219,619	6,565,782
Dividends and interest on capital	Amortized cost	4,761	4,761	5,731	5,731
Licenses and concessions payable (iii)	Amortized cost			58,582	58,582
Tax refinancing program (iii)	Amortized cost	263,684	263,684	417,503	417,503
Leases payable (iv)	Amortized cost	656,359	656,359	8,150,026	8,150,026

For the closing of the period ended June 30, 2020:

(i)       The balances of accounts receivable and claims receivable arising on PT Ventures have near terms and, therefore, they are not adjusted to fair value. The balances of trade payables subject to the judicial reorganization were adjusted to fair value at the date of novation of the liabilities and are represented by the amounts expected to be settled (Note 18).

(ii)     The balance of the borrowings and financing with the BNDES, Local Banks, and ECAs correspond to exclusive markets, and the fair value of these instruments is similar to their carrying amounts. The balances of borrowings and financing refers to the bonds issued in the international market, for which is there is a secondary market, and their fair values differ from their carrying amounts.

(iii)   The licenses and concessions payable and the tax refinancing program are stated at the amounts that these obligations are expected to be discharged and are not adjusted to fair value.

(iv)   The leases payable is represented by the amounts that the obligations are expected to be settled, adjusted at present value.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The levels of the financial assets cash and cash equivalents and cash investments, held-for-sale assets, and derivative financial instruments at fair value as at June 30, 2020 and December 31, 2019 are as follows:

	Fair value measurement hierarchy	COMPANY		CONSOLIDATED
		Fair value	Fair value	Fair value	Fair value
		06/30/2020	12/31/2019	06/30/2020	12/31/2019
Assets
Cash and banks	Level 1	343,867	152,465	1,498,157	575,863
Cash equivalents	Level 1	1,912,040	797,502	4,352,496	1,506,082
Cash investments	Level 1	186,041	182,696	221,997	217,792
Held-for-sale financial asset	Level 3		1,474,699		1,474,699
Liabilities
Derivative financial instruments	Level 2		1,152		1,152

There were no transfers between levels in the periods ended June 30, 2020 and December 31, 2019.

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation, as follows:

(a)	Cash, cash equivalents and cash investments

Foreign currency-denominated cash equivalents and cash investments are basically kept in checking deposits denominated in euro and US dollars and, to a lesser extent, in euros.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(b)	Held-for-sale assets

As at December 31, 2019, held-for-sale assets represented the indirect interest held by PT Ventures in the dividends receivable and the fair value of the financial investment in Unitel, both classified as held for sale. The assets from the investment held in PT Ventures were measure substantially at the fair value of the investment for sale, which occurred on January 23, 2020. As at June 30, 2020, the Company holds a claim receivable from the sale of PT Ventures amounting to R$219,821. See Notes 14 and 30 for further information.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(c)	Derivative financial instruments

The Company conducts derivative transactions to manage certain market risks, mainly the foreign exchange risk. As at June 30, 2020, the Company does not have any derivative transactions in its portfolio. Due to the absence of derivative financial instruments in the portfolio as at June 30, 2020, there were no changes in foreign exchange hedges and interest rate hedges designated for hedge accounting recognized in other comprehensive income.

It is worth noting that the Company does not use derivatives for purposes other than the hedging these risks and the method used to calculate the fair value of the derivative instruments contracted throughout the year was the future cash flows method associated to each contracted instrument, discounted using the market rates prevailing at the reporting date.

3.2.	Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows), credit risk, and liquidity risk. According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. The Company and its subsidiaries may use derivative financial instruments to mitigate certain exposures to these risks.

The Company’s risk management process is a three-step process, taking into account its consolidated structure: strategic, tactical, and operational. At the strategic level, the Company’s executive committee agrees with the Board of Directors the risk guidelines to be followed each financial year. A Financial Risk Management Committee is responsible for overseeing and ensuring that Oi comply with the existing policies. At the operating level, risk management is carried out by the Company's treasury officer, in accordance with the policies approved by the Board of Directors.

The Financial Risk Management Committee meets on a monthly basis and currently consists of the Chief Finance Investor Relations and Officer, Compliance and Risks Officer, the Accounting and Revenue Officer, the Panning and Financial Evaluation Officer, the Legal Tax Officer, the Regulation and Institutional Affairs Officer, and the Treasury and Performance Analysis Officer.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies. In line with the Hedging Policy pillars, the strategy is focused on the preservation of the Company’s cash flows, maintaining its liquidity, and complying with the financial covenants.

3.2.1.	Market risk

(a)	Foreign exchange risk

Financial assets

The Company is not exposed to any material foreign exchange risk involving foreign currency-denominated financial assets as at June 30, 2020, except with regard to the claims receivable arising on the sale of PT Ventures (Note 14), for which the Company does not enter into any currency hedging transaction.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and its subsidiaries’ borrowings and financing exposed to this risk represent approximately 65.2% of total liabilities from borrowings and financing (52.3% at December 31, 2019), less the contracted currency hedging transactions.

To minimize this type of risk, after the sale of PT Ventures was completed in January 2020, the Company elected to keep part of the funds received with this sale in offshore cash, as a natural hedge both to cover the payment of foreign currency-denominated interest to be made in 2020 and the portion of the Company’s US dollar-denominated operating expenses. The Company hedges virtually 100% of the cash flows of these transactions in 2020 through this natural hedge. As at June 30, 2020, the Company did not have hedging transactions using currency forwards.

The currency hedging percentage for purposes of covenant compliance and the financial expenses of the existing borrowings and financing, including the impacts of changes in foreign exchange rates on the fair value adjustment gain, is 45.1%.

Foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows (includes intragroup balances transferred to Company amounts):

	COMPANY
	06/30/2020		12/31/2019
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	284,060	284,060	108,160	108,160
Due from related parties	7,552,892	7,552,892	5,583,816	5,583,816
Held-for-sale assets
Held-for-sale financial asset			1,474,699	1,474,699
Dividends receivable			2,435,014	2,435,014
Financial liabilities
Borrowings and financing (Note 20)	10,884,630	10,884,630	7,683,578	7,683,578
Derivative financial instruments			1,152	1,152

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	06/30/2020		12/31/2019
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	1,356,659	1,356,659	400,874	400,874
Cash equivalents	1,486	1,486	1,096	1,096
Claims receivable – Sale of PT Ventures (Note 14)	219,821	219,821
Held-for-sale assets
Held-for-sale financial asset			1,474,699	1,474,699
Dividends receivable			2,435,014	2,435,014
Financial liabilities
Borrowings and financing (Note 20)	16,986,839	16,986,839	9,521,291	9,521,291
Derivative financial instruments			1,152	1,152

As at June 30, 2020, the Company did not held derivatives designated for hedge accounting. The amounts of the derivative financial instruments as at December 31, 2019 are summarized as follows:

Derivatives designated for hedge accounting
			COMPANY		CONSOLIDATED
	Notional (US$)	Maturity (years)	Fair value		Fair value
			Amounts (payable)/receivable		Amounts (payable)/receivable
			06/30/2020	12/31/2019	06/30/2020	12/31/2019
USD/R$ Non-deliverable forwards (NDFs)				(1,152)		(1,152)

As at December 31, 2019, the main hedging transactions conducted with financial institutions with the objective minimizing the foreign exchange risk were as follows:

Non-deliverable Forward (NDF) contracts

US$/R$: Refer to future dollar purchase transactions using NDFs to hedge against the depreciation of the Brazilian real against the US dollar. The key strategy for these contracts is to eliminate foreign exchange differences during the contract period, mitigating unfavorable changes in foreign exchange rates on dollar-denominated debts or operating expenses.

As at June 30, 2020, there were no hedging transactions entered into with financial institutions as NDFs and in this period the company recognized the amounts below as gains (losses) on transactions with derivative financial instruments:

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Forward currency transaction – financial results		(5,718)		(5,718)
Forward currency transaction – operating results		12,625		12,625
Total		6,907		6,907

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Forward currency transaction – financial results	127,581	54,081	127,581	54,081
Forward currency transaction – operating results	1,152	11,145	1,152	11,145
Total	128,733	65,226	128,733	65,226

The movements in foreign exchange hedges designated for hedge accounting were recognized in other comprehensive income.

Table of movements in hedge accounting effects in other comprehensive income
	COMPANY	CONSOLIDATED
Balance at December 31, 2019	(1,152)	(1,152)
Amortization of hedges to profit or loss	1,1520	1,152
Balance at June 30, 2020

Foreign exchange risk sensitivity analysis

As established by CVM Instruction 475, as at June 30, 2020, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period.

For purposes of this Instruction, however, the rates used for the probable scenario were the rates prevailing at the end of June 2020. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	06/30/2020	Depreciation
Probable scenario
U.S. dollar	5.4760	0%
Euro	6.1539	0%
Possible scenario
U.S. dollar	6.8450	25%
Euro	7.6924	25%
Remote scenario
U.S. dollar	8.2140	50%
Euro	9.2309	50%

The impacts of foreign exchange exposure on the foreign currency-denominated debt, taking into consideration derivatives and offshore cash, in the sensitivity scenarios estimated by the Company, are shown in the table below (excludes intragroup balances):

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

		06/30/2020
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
US dollar debt	Dollar appreciation	12,529,244	15,661,555	18,793,866	24,852,961	31,066,202	37,279,442
US dollar cash	Dollar depreciation	(230,775)	(288,469)	(346,163)	(1,028,739)	(1,285,924)	(1,543,109)
Euro debt	Euro appreciation	251,613	314,516	377,419	3,683,047	4,603,809	5,524,571
Euro cash	Euro depreciation	(53,460)	(66,825)	(80,190)	(329,406)	(411,758)	(494,109)
Fair value adjustment	Dollar/euro depreciation	(3,150,704)	(3,938,380)	(4,726,056)	(11,516,647)	(14,395,809)	(17,274,970)
Total assets/liabilities indexed to exchange fluctuation		9,345,918	11,682,397	14,018,876	15,661,216	19,576,520	23,491,825
Total (gain) loss			2,336,479	4,672,958		3,915,304	7,830,609

(b)	Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP), the CDI, or the Benchmark Rate in the case of real-denominated debt as at June 30, 2020. After the approval of the JRP, the Company does not have borrowings and financing subject to the foreign currency-denominated floating interest rate.

As at June 30, 2020, approximately 34.8% (47.5% at December 31, 2019) of the incurred debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after is to CDI.  Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

These assets and liabilities are presented in the balance sheet as follows:

	COMPANY
	06/30/2020		12/31/2019
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	1,912,040	1,912,040	797,502	797,502
Cash investments	186,041	186,041	182,696	182,696
Due from related parties	201	201
Financial liabilities
Borrowings and financing (Note 20)	3,927,947	3,927,947	3,724,989	3,724,989

	CONSOLIDATED
	06/30/2020		12/31/2019
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	4,351,010	4,351,010	1,504,986	1,504,986
Cash investments	221,997	221,997	217,792	217,792
Financial liabilities
Borrowings and financing (Note 20)	9,128,344	9,128,344	8,705,458	8,705,458

Interest rate fluctuation risk sensitivity analysis

Management believes that the most material risk related to interest rate fluctuations arises from its liabilities pegged to the CDI and TJLP. This risk is associated to an increase in those rates. TJLP has been successively cut since April 2019, when it was set at 6.26% until June of the same year. From July to September, TJLP was cut to 5.95% and from October to December a new cut was made, to 5.57%. Beginning January 2020, the TJLP was cut to 5.09% per year and from April to June 2020 to 4.94% per year. At the end of the quarter, in turn, the National Monetary Council had already decided and announced to keep the downward trend, this time to 4.91% per year, effective for June-September 2020.

As required by CVM Instruction 475, Management estimated the fluctuation scenarios of the rates CDI and TJLP as at June 30, 2020. The rates used for the probable scenario were the rates prevailing at the end of the reporting period.

For purposes of this Instruction, however, these rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

06/30/2020
Interest rate scenarios
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
2.15%	4.94%	2.69%	6.18%	3.23%	7.41%

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the fair values of these liabilities.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

		06/30/2020
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
Debt pegged to CDI	CDI increase	2,554,541	3,256,010	3,982,039	4,534,045	5,779,080	7,067,705
Debt pegged to TJLP	TJLP increase	785,568	923,154	1,064,463	2,937,442	3,449,214	3,974,118
Total assets/liabilities pegged to the interest rate		3,340,109	4,179,164	5,046,502	7,471,487	9,228,294	11,041,823
Total (gain) loss			839,055	1,706,393		1,756,807	3,570,336

3.2.2.	Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at June 30, 2020, approximately 79.94% of the consolidated cash investments were made with counterparties with an AAA, AA, A, and or sovereign risk rating.

3.2.3.	Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions. Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses.

The Company’s management monitors the continual forecasts of the liquidity requirements to ensure that the company has sufficient cash to meet its operating needs and fund capital expenditure to modernize and expand its network.

On January 24, 2020, Oi sold its stake in PT Ventures to local oil company Sonangol for US$1 billion. Of this total, US$699.1 million was paid by Sonangol on sale day, after making an advance of US$60.9 million before the closing date as dividends. The amount US$200 million was paid by Sonangol by the end of the second quarter of 2020 and the remaining US$40 million was paid to Africatel at the beginning of July 2020. This action is part of the strategic plan disclosed by the Company and aims at strengthening its cash and contributing to the implementation of its CAPEX Plan.

Capital management

The Company seeks to manage its equity structure according to best market practices.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The objective of the Company’s capital management strategy is to ensure that liquidity levels and financial leverage allow the sustained growth of the Group, the compliance with the strategic investment plan, and generation of returns to our shareholders.

We may change our capital structure, according to existing economic and financial conditions, to optimize our financial leverage and debt management.

The indicators used to measure capital structure management are: gross debt to accumulated twelve-month EBITDA (earnings before interest (financial income and expenses), taxes, depreciation, and amortization), and the interest coverage ratio, as shown below:

Gross debt-to-EBITDA	between 2x and 4.0x
Interest coverage ratio (*)	higher than 1.75

(*) Measures the Company’s capacity to cover its future interest obligations.

The impact of COVID-19 on the world’s economy continues to contribute to the keeping the Brazilian real at its lowest level for the period, with a material impact on the Company’s gross debt. This depreciation, however, represents a merely accounting impact, since the debt matures over the long term. Only the qualified Bond has foreign currency-denominated cash outflows for interest payments, which is protected using a natural hedge, with the maintenance of part of the proceeds from the sale of PT Ventures in offshore cash.

3.2.4.	Risk of accelerated maturity of borrowings and financing

Any default event in some debt instruments of the Company and its subsidiaries without the appropriate waiver might result in accelerated maturity of other borrowings and financing. At the end of June 30, 2020 there was no risk of accelerated maturity of the Company’s debt.

The risk of accelerated maturity arising from noncompliance of financial covenants associated to the debt was mitigated by preventively obtaining waiver letters from creditors by the end of the first quarter of 2020, which is detailed in Note 20, in the section ‘Covenants’.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

4.                  NET OPERATING REVENUE

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019

Gross operating revenue	1,017,612	1,264,733	6,158,667	6,850,434

Deductions from gross revenue	(245,142)	(307,908)	(1,614,917)	(1,759,089)
Taxes	(242,610)	(306,240)	(1,245,363)	(1,408,702)
Other deductions	(2,532)	(1,668)	(369,554)	(350,387)

Net operating revenue	772,470	956,825	4,543,750	5,091,345

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019

Gross operating revenue	2,079,941	2,577,983	12,569,138	13,851,323

Deductions from gross revenue	(500,813)	(625,607)	(3,276,865)	(3,629,942)
Taxes	(495,936)	(623,724)	(2,543,519)	(2,907,448)
Other deductions	(4,877)	(1,883)	(733,346)	(722,494)

Net operating revenue	1,579,128	1,952,376	9,292,273	10,221,381

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

5.                  REVENUE AND EXPENSES BY NATURE

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Net operating revenue	772,470	956,825	4,543,750	5,091,345
Operating income (expenses):
Interconnection	(17,568)	(19,908)	(119,980)	(104,629)
Personnel	(90,375)	(100,096)	(547,174)	(599,828)
Third-party services	(223,075)	(283,070)	(1,334,081)	(1,510,809)
Grid maintenance service	(121,103)	(166,331)	(218,649)	(256,528)
Handset and other costs			(16,849)	(45,857)
Advertising and publicity	(11,210)	(22,846)	(67,283)	(114,051)
Rentals and insurance	(116,904)	(94,774)	(576,983)	(673,909)
(Provisions)/reversals	39,490	35,823	(41,493)	(54,386)
Expected losses on trade receivables	(10,009)	(29,647)	(127,422)	(130,509)
Taxes and other income (expenses)	(2,334,656)	(1,068,626)	(135,143)	(2,337)
Other operating income (expenses), net				(167,395)
Operating expenses excluding depreciation and amortization	(2,885,410)	(1,749,475)	(3,185,057)	(3,660,238)
Depreciation and amortization	(378,676)	(452,083)	(1,724,894)	(1,729,388)
Total operating expenses	(3,264,086)	(2,201,558)	(4,909,951)	(5,389,626)
Loss before financial income (expenses) and taxes	(2,491,616)	(1,244,733)	(366,201)	(298,281)
Financial income (expenses):
Financial income	2,426,322	27,675	856,360	(20,459)
Financial expenses	(3,344,090)	(366,545)	(3,982,968)	(1,353,222)
Total financial income (expenses)	(917,768)	(338,870)	(3,126,608)	(1,373,681)
Pre-tax loss	(3,409,384)	(1,583,603)	(3,492,809)	(1,671,962)
Income tax and social contribution		24,558	(591)	(37,283)
Loss for the period	(3,409,384)	(1,559,045)	(3,493,400)	(1,709,245)
Loss attributable to Company owners	(3,409,384)	(1,559,045)	(3,409,384)	(1,559,045)
Loss attributable to non-controlling interests			(84,016)	(150,200)

Operating expenses by function:

Cost of sales and/or services	(669,788)	(772,552)	(3,623,254)	(3,859,613)
Selling expenses	(125,922)	(210,999)	(721,073)	(889,997)
General and administrative expenses	(206,232)	(208,291)	(675,655)	(689,444)
Other operating income	129,977	417,994	551,520	596,737
Other operating expenses	(34)	5,062	(441,972)	(546,645)
Share of results of investees	(2,392,087)	(1,432,772)	483	(664)
Total operating expenses	(3,264,086)	(2,201,558)	(4,909,951)	(5,389,626)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Net operating revenue	1,579,128	1,952,376	9,292,273	10,221,381
Operating income (expenses):
Interconnection	(34,034)	(50,492)	(231,649)	(241,120)
Personnel	(182,909)	(194,197)	(1,155,729)	(1,203,589)
Third-party services	(468,419)	(572,512)	(2,763,060)	(3,010,233)
Grid maintenance service	(249,978)	(330,664)	(453,335)	(531,456)
Handset and other costs			(40,268)	(95,639)
Advertising and publicity	(26,028)	(38,831)	(138,177)	(185,883)
Rentals and insurance	(236,835)	(211,771)	(1,161,325)	(1,336,565)
(Provisions)/reversals	(3,500)	17,823	(63,485)	(113,777)
Expected losses on trade receivables	(25,381)	(71,079)	(266,054)	(267,486)
Taxes and other income (expenses) (i)	(7,106,928)	(1,278,150)	(127,847)	(9,691)
Other operating income (expenses), net (ii)		592,770	366,558	819,790
Operating expenses excluding depreciation and amortization	(8,334,012)	(2,137,103)	(6,034,371)	(6,175,649)
Depreciation and amortization	(760,600)	(895,211)	(3,435,963)	(3,419,064)
Total operating expenses	(9,094,612)	(3,032,314)	(9,470,334)	(9,594,713)
Loss before financial income (expenses) and taxes	(7,515,484)	(1,079,938)	(178,061)	626,668
Financial income (expenses):
Financial income	10,545,930	1,161,044	4,240,913	1,330,321
Financial expenses	(12,731,980)	(1,070,032)	(13,843,494)	(2,905,732)
Total financial income (expenses)	(2,186,050)	91,012	(9,602,581)	(1,575,411)
Pre-tax loss	(9,701,534)	(988,926)	(9,780,642)	(948,743)
Income tax and social contribution	12,085	(1,716)	33,452	(81,739)
Loss for the period	(9,689,449)	(990,642)	(9,747,190)	(1,030,482)
Loss attributable to Company owners	(9,689,449)	(990,642)	(9,689,449)	(990,642)
Loss attributable to non-controlling interests			(57,741)	(39,840)

Operating expenses by function:

Cost of sales and/or services	(1,350,764)	(1,572,791)	(7,288,378)	(7,733,082)
Selling expenses	(266,668)	(426,830)	(1,483,929)	(1,758,287)
General and administrative expenses	(423,780)	(430,763)	(1,389,115)	(1,379,855)
Other operating income	281,274	1,305,629	1,439,181	2,140,729
Other operating expenses	(66,021)	(38,927)	(778,838)	(862,929)
Share of results of investees	(7,268,653)	(1,868,632)	30,745	(1,289)
Total operating expenses	(9,094,612)	(3,032,314)	(9,470,334)	(9,594,713)

(i)	Includes the share of profit (loss) of investees.

(ii)	In the first half of 2020, it is represented primarily by a gain on the sale of real estate in the amount of R$84,920 ((Note 31(c)) and a gain on the sale of the investment held in PT Ventures in the amount of R$79,114 (Note 30). In the first half of 2019, refers to the accounting recognition amounting to R$592,770 in the Company and R$987,185 on a consolidated basis, of the PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in 2019 (see Note 11).

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

6.                  FINANCIAL INCOME (EXPENSES)

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Financial income
Monetary correction and exchange differences on third-party debt discount	201,220	(42,551)	745,883	(122,424)
Monetary correction and exchange differences on related-party debt discount	1,601,354	(120,301)
Interest on and inflation adjustment to other assets	(24,732)	97,091	5,347	30,601
Income from cash investments	19,537	53,655	34,413	71,243
Interest and foreign exchange differences on intragroup loans	610,580	40,054
Exchange differences on translating foreign cash investments	17,271	(1,218)	72,189	(1,259)
Other income	1,092	945	(1,472)	1,380
Total	2,426,322	27,675	856,360	(20,459)

Financial expenses and other charges
a) Borrowing and financing costs
Amortization of third-party debt discount	(152,765)	(92,369)	(364,475)	(204,452)
Amortization of related-party debt discount	(260,167)	(78,365)
Monetary correction to and exchange losses on third-party borrowings	(628,703)	142,280	(1,487,357)	252,641
Interest on borrowings from third parties	(313,005)	(220,124)	(415,652)	(316,968)
Interest on debentures	(27,250)	(54,191)	(152,979)	(84,408)
Interest and foreign exchange differences on intragroup loans	(1,553,009)	143,392
Subtotal:	(2,934,899)	(159,377)	(2,420,463)	(353,187)
b) Other charges
Interest on leases	(21,268)	(17,342)	(221,515)	(231,895)
Gain (loss) on cash investments classified as held for sale	41,565	57,838	(70,751)	(169,615)
Tax on financial transactions and bank fees	(20,936)	(21,630)	(68,913)	(67,203)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(278,167)	(113,802)	(916,260)	(354,030)
Monetary correction of (provisions)/reversals	(86,555)	(47,526)	(200,418)	(85,126)
Interest on taxes in installments - tax financing program	(1,071)	(2,413)	(1,977)	(4,025)
Derivative transactions		(5,718)		(5,718)
Other expenses	(42,759)	(56,575)	(82,671)	(82,423)
Subtotal:	(409,191)	(207,168)	(1,562,505)	(1,000,035)
Total	(3,344,090)	(366,545)	(3,982,968)	(1,353,222)
Financial income (expenses)	(917,768)	(338,870)	(3,126,608)	(1,373,681)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Financial income
Monetary correction and exchange differences on third-party debt discount	1,025,072	(30,451)	3,540,698	(119,019)
Monetary correction and exchange differences on related-party debt discount	6,621,656	(228,487)
Interest on and monetary correction to other assets (i)	164,331	1,078,194	171,285	1,250,292
Income from cash investments	35,742	110,288	73,287	158,187
Interest and foreign exchange differences on intragroup loans	2,496,364	191,010
Exchange differences on translating foreign cash investments	199,917	(55,991)	455,368	(56,627)
Other income	2,848	96,481	275	97,488
Total	10,545,930	1,161,044	4,240,913	1,330,321

Financial expenses and other charges
a) Borrowing and financing costs
Amortization of third-party debt discount	(391,367)	(189,761)	(942,205)	(419,648)
Amortization of related-party debt discount	(823,462)	(176,298)
Monetary correction to and exchange losses on third-party	(3,252,102)	96,787	(7,322,628)	208,378
Interest on borrowings from third parties	(601,909)	(422,797)	(805,288)	(621,806)
Interest on debentures	(64,283)	(106,863)	(294,225)	(166,449)
Interest and foreign exchange differences on intragroup loans	(6,490,475)	277,369
Subtotal:	(11,623,598)	(521,563)	(9,364,346)	(999,525)
b) Other charges
Interest on leases	(41,880)	(35,830)	(475,834)	(469,008)
Gain (loss) on cash investments classified as held for sale	418,694	(19,839)	133,022	(47,228)
Tax on transactions and bank fees	(58,620)	(86,911)	(162,825)	(189,739)
Interest on, monetary correction of, and foreign exchange differences on other liabilities (ii)	(1,033,781)	(246,757)	(3,298,097)	(801,925)
Monetary correction of (provisions)/reversals	(181,387)	(86,590)	(376,608)	(182,377)
Interest on taxes in installments - tax financing program	(2,433)	(5,225)	(4,452)	(9,142)
Derivative transactions	(127,581)	54,081	(127,581)	54,081
Other expenses (iii)	(81,394)	(121,398)	(166,773)	(260,869)
Subtotal:	(1,108,382)	(548,469)	(4,479,148)	(1,906,207)
Total	(12,731,980)	(1,070,032)	(13,843,494)	(2,905,732)
Financial income (expenses)	(2,186,050)	91,012	(9,602,581)	(1,575,411)

(i)	In the first half of 2019, refers to the accounting recognition amounting to R$875 million in the Company and R$1,024 million on a consolidated basis related to the inflation adjustment to PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March and September 2019 (Note 11).

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(ii)	This line item includes interest related to the present value adjustment associated with the liabilities of onerous contracts and trade payables subject to the Judicial Reorganization, and related exchange differences and monetary correction.

(iii)	Represented mainly by financial banking fees and commissions.

7.                  INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Income tax and social contribution
Current taxes		89	(591)	17,176
Deferred taxes (Note 10)		24,469		(54,459)
Total		24,558	(591)	(37,283)

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Pre-tax loss	(3,409,384)	(1,583,603)	(3,492,809)	(1,671,962)
Income tax and social contribution
Income tax and social contribution on taxed income	1,159,191	538,425	1,187,555	568,467
Equity in investees	(813,310)	(487,142)	164	(226)
Tax incentives (basically, operating profit)			16	(765)
Permanent deductions (add-backs)	464,485	(493,785)	137,272	(604,086)
Reversal of (allowance for) impairment losses on deferred tax assets	(810,366)	467,060	(1,119,726)	69,543
Tax effects of deferred tax assets of foreign subsidiaries			(205,872)	(70,216)
Income tax and social contribution effect on profit or loss		24,558	(591)	(37,283)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Income tax and social contribution
Current taxes		(1,716)	9,638	(5,217)
Deferred taxes (Note 10)	12,085		23,814	(76,522)
Total	12,085	(1,716)	33,452	(81,739)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Pre-tax loss	(9,701,534)	(988,926)	(9,780,642)	(948,743)
Income tax and social contribution
Income tax and social contribution on taxed income	3,298,522	336,235	3,325,418	322,573
Equity in investees	(2,471,342)	(635,335)	10,453	(438)
Tax incentives (basically, operating profit) (i)		37	34	108
Permanent deductions (add-backs) (ii)	2,248,201	(633,332)	1,023,613	(841,195)
Reversal of (allowance for) impairment losses on deferred tax assets (iii)	(3,063,296)	930,679	(3,753,764)	504,372
Tax effects of deferred tax assets of foreign subsidiaries (iv)			(572,302)	(67,159)
Income tax and social contribution effect on profit or loss	12,085	(1,716)	33,452	(81,739)

(i)	Refers basically to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.

(ii)	The tax effects from permanent add-backs are represented mainly by the effects of the foreign exchange differences on fair value adjustments to the restructured liabilities included in the JRP.

(iii)	Reversal (recognition) of the realizable value of deferred tax assets (Note 10).

(iv)	Effects of unrecognized deferred tax assets held by foreign subsidiaries that do not have a history of profitability and/or an expectation to generate taxable income.

8.                  CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended June 30, 2020 and December 31, 2019 are measured at their fair values.

(a)	Cash and cash equivalents

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Cash and banks	343,867	152,465	1,498,157	575,863
Cash equivalents	1,912,040	797,502	4,352,496	1,506,082
Total	2,255,907	949,967	5,850,653	2,081,945

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Repurchase agreements (i)	1,638,834	619,892	3,917,187	1,192,708
Private securities (ii)	137,381	84,467	206,696	134,818
Certificated of Bank Deposit (CDB)	133,012	90,427	223,448	173,854
Time deposits			1,486	1,096
Other	2,813	2,716	3,679	3,606
Cash equivalents	1,912,040	797,502	4,352,496	1,506,082

(b)	Short- and long-term cash investments

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Private securities (iii)	169,092	167,084	197,529	196,203
Government securities	16,949	15,612	24,468	21,589
Total	186,041	182,696	221,997	217,792
Current	181,823	177,869	189,362	183,850
Non-current	4,218	4,827	32,635	33,942

(i)	Represented, mainly, by exclusive investment funds, most the portfolio of which consists of government securities with yields pegged to SELIC (Central Bank’s policy rate). The portfolio is preferably allocated to highly liquid spot market instruments for all investments.

(ii)	Represented mainly by highly liquid treasury financial bills of private banks pegged to CDI.

(iii)	Represented mainly by investments whose yields are pegged to SELIC and CDB rates.

The Company and its subsidiaries hold cash investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

9.                  ACCOUNTS RECEIVABLE

	COMPANY[1]		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Billed services	1,749,793	1,348,859	5,971,997	5,910,643
Unbilled services	376,039	401,008	804,577	842,726
Handheld devices, accessories, and other assets	96,943	95,354	457,534	354,928
Subtotal	2,222,775	1,845,221	7,234,108	7,108,297
Expected losses on trade receivables	(448,770)	(461,957)	(797,542)	(773,771)
Total	1,774,005	1,383,264	6,436,566	6,334,526

1 These amounts include the related-party balances, as shown in Note 29.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The aging list of trade receivables is as follows:

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Current	1,992,586	1,617,990	5,356,093	5,118,874
Past-due up to 60 days	122,564	114,255	521,699	527,459
Past-due from 61 to 90 days	13,531	17,282	105,701	104,694
Past-due from 91 to 120 days	11,748	12,066	90,500	99,299
Past-due from 121 to 150 days	14,248	12,004	83,527	83,083
Over 150 days past-due	68,098	71,624	1,076,588	1,174,888
Total	2,222,775	1,845,221	7,234,108	7,108,297

The movements in the expected credit losses on trade receivables are as follows:

	COMPANY	CONSOLIDATED
Balance at January 1, 2019	(461,957)	(773,771)
Expected losses on trade receivables	(25,381)	(265,656)
Trade receivables written off as uncollectible	38,568	241,885
Balance at June 30, 2020	(448,770)	(797,542)

10.              CURRENT AND DEFERRED INCOME TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	64,096	13,215	309,769	209,513
Recoverable social contribution (CSLL) (i)	1,202	3	84,282	81,215
IRRF/CSLL - withholding income taxes (ii)	21,037	61,506	90,010	251,998
Total current	86,335	74,724	484,061	542,726

Deferred recoverable taxes
Income tax and social contribution on temporary differences[1]			122,989	99,175
Total non-current			122,989	99,175

1 See movements table below.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	LIABILITIES
	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Current taxes payable
Income tax payable			36,625	54,358
Social contribution payable			2,004	12,296
Total current			38,629	66,654

Deferred taxes payable
Income tax and social contribution on temporary differences[1]		12,085
Total non-current		12,085

1 See movements table below.

(i)	Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

(ii)	Withholding income tax (IRRF) credits on cash investments, derivatives, intragroup loans, government entities, and other amounts that are used as deductions from income tax payable for the periods, and social contribution withheld at source on services provided to government agencies.

Movements in deferred income tax and social contribution

	COMPANY
	Balance at 12/31/2019	Recognized in deferred tax benefit/ expenses	Balance at 06/30/2020
Deferred tax assets arising on:
Temporary differences
Provisions	340,441	81,313	421,754
Provisions for suspended taxes	121,805	2,148	123,953
Provisions for pension funds	(13,257)	80	(13,177)
Expected losses on trade receivables	174,311	(5,670)	168,641
Profit sharing	17,153	(17,153)
Foreign exchange differences	943,055	2,601,124	3,544,179
Merged goodwill (i)	1,411,748	(139,566)	1,272,182
Onerous obligation	430,764	142,007	572,771
Leases	9,808	2,470	12,278
Other temporary add-backs and deductions	220,519	(392)	220,127
Deferred taxes on temporary differences	3,656,347	2,666,361	6,322,708
CSLL tax loss carryforwards	4,437,246	355,722	4,792,968
Total deferred tax assets	8,093,593	3,022,083	11,115,676
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(1,178,218)	53,298	(1,124,920)
Allowance for impairment loss (iii)	(6,927,460)	(3,063,296)	(9,990,756)
Total deferred tax assets (liabilities)	(12,085)	12,085

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Balance at 12/31/2019	Recognized in deferred tax benefit/ expenses	Balance at 06/30/2020
Deferred tax assets arising on:
Temporary differences
Provisions	1,175,247	47,058	1,222,305
Provisions for suspended taxes	164,554	4,548	169,102
Provisions for pension funds	(14,105)	80	(14,025)
Expected losses on trade receivables	432,420	3,935	436,355
Profit sharing	81,319	(61,838)	19,481
Foreign exchange differences	1,736,933	2,106,283	3,843,216
Merged goodwill (i)	1,411,749	(139,567)	1,272,182
Onerous obligation	1,977,824	640,318	2,618,142
Leases	92,374	62,012	154,386
Other temporary add-backs and deductions	860,878	9,530	870,408
Deferred taxes on temporary differences	7,919,193	2,672,359	10,591,552
CSLL tax loss carryforwards	14,762,087	1,006,817	15,768,904
Total deferred tax assets	22,681,280	3,679,176	26,360,456
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,297,344)	98,402	(2,198,942)
Allowance for impairment loss (iii)	(20,284,761)	(3,753,764)	(24,038,525)
Total deferred tax assets (liabilities)	99,175	23,814	122,989

(i)	Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition of the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into Telemar Participações S.A. (“TmarPart”) and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future profitability and the amortization of which is estimated to occur through 2025.

(ii)	Refers basically to the tax effects on the appreciation of property, plant and equipment and intangible assets, merged from TmarPart.

(iii)	The Company, based on the schedule of expected generation of future taxable income, supported by a technical feasibility study and the comparison with the estimate of the annual realization amount of asset and liability temporary differences, revised its deferred taxes recovery estimate and identified and recognized an allowance at recoverable amount.

The stock of tax loss carryforwards in Brazil and foreign subsidiaries is approximately R$35,766,317 and R$14,433,424, and corresponds to R$12,160,548 and R$3,608,356 in deferred tax assets, respectively, which can be carried forward indefinitely and offset against taxes payable in the future.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

11.              OTHER TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Recoverable State VAT (ICMS) (i)	241,612	254,684	1,221,824	1,301,684
PIS and COFINS (ii)	1,383,355	1,463,569	2,687,226	2,736,009
Other	61	54	80,910	47,257
Total	1,625,028	1,718,307	3,989,960	4,084,950
Current	481,508	485,428	1,636,852	1,089,391
Non-current	1,143,520	1,232,879	2,353,108	2,995,559

	LIABILITIES
	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
State VAT (ICMS)	134,584	141,147	546,926	526,618
ICMS Convention No. 69/1998	47,198	46,681	204,962	220,467
PIS and COFINS (iii)	368,292	311,597	851,128	574,063
FUST/FUNTTEL/broadcasting fees (iv)	205,624	204,219	673,037	669,193
Telecom Inspection Fund (FISTEL) fee (v)	736		540,140
Other (vi)	7,347	7,338	196,154	120,460
Total	763,781	710,982	3,012,347	2,110,801
Current	218,778	172,674	1,765,581	886,763
Non-current	545,003	538,308	1,246,766	1,224,038

(i)       Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

(ii)     The Company and its subsidiaries filed legal proceedings to claim the right to deduct ICMS from the PIS and COFINS tax bases and the recovery of past unduly paid amounts, within the relevant statute of limitations.

In 2019, the 1st and 2nd Region Federal Courts (Brasília and Rio de Janeiro) issued final and unappealable decisions favorable to the Company on two of the three main lawsuits of the Company relating to the discussion about the non-levy of PIS and COFINS on ICMS.

These credits were cleared for offset by the Federal Revenue Service between May and October 2019 so that the Company has been using them to pay federal taxes due since June 2019. The total amount of the credit was approximately R$3 billion, added to the three lawsuits.

(iii)    Represented primarily by the Social Integration Program Tax on Revenue (PIS) and Social Security Funding Tax on Revenue (COFINS) on revenue, financial income, and other income.

(iv)   The Company and its subsidiaries Telemar and Oi Móvel filed lawsuits to discuss the correct calculation of the contribution to the FUST and in the course of the lawsuits made escrow deposits to suspend its collection. These discussions are also being judged by higher courts and a possible transformation of the deposited amounts into definitive payments should not occur within two (2) years.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(v)       Amount due related to the Telecom Inspection Fund (FISTEL) fee, the payment deadline of which was postponed to August 31, 2020 by Provisional Act 952/2020.

(vi)     Represented primarily by inflation adjustment to suspended taxes and withholding tax on intragroup loans and interest on capital.

12.              JUDICIAL DEPOSITS

In some situations, the Company makes, as ordered by courts or even at its own discretion to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counselors, as probable, possible, or remote. The Company recognizes in current assets that amount it expects to withdraw from escrow deposits or the amount of escrow deposits it expects to offset against provisions in the coming twelve months.

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Civil	2,996,056	3,201,414	4,876,507	5,027,848
Tax	792,752	771,995	1,979,271	2,301,986
Labor	362,388	337,741	931,414	883,125
Subtotal:	4,151,196	4,311,150	7,787,192	8,212,959
Estimated loss	(10,262)	(20,920)	(40,676)	(47,112)
Total	4,140,934	4,290,230	7,746,516	8,165,847
Current	1,115,961	1,198,219	1,471,739	1,514,464
Non-current	3,024,973	3,092,011	6,274,777	6,651,383

13.              PREPAID EXPENSES

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Costs incurred on the performance of a contract (IFRS 15) (i)	205,543	236,319	1,017,212	1,016,337
Telecom Inspection Fund (FISTEL) fee (ii)	368		302,551
Advertising and publicity	814	814	47,944	55,695
Insurance	9,888	10,868	36,996	25,807
Bank guarantee	5,730	6,888	28,915	31,297
Other	24,443	6,437	194,612	124,944
Total	246,786	261,326	1,628,230	1,254,080
Current	160,772	155,513	1,067,797	670,344
Non-current	86,014	105,813	560,433	583,736

(i) Represented by commissions costs incurred in the compliance with agreements. The movements in the period are as follows:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY	CONSOLIDATED
Balance at January 1, 2019	236,319	1,016,337
Incurred costs	47,846	369,301
Allocation to profit or loss	(78,622)	(368,426)
Balance at June 30, 2020	205,543	1,017,212

(ii) Article 1, I, of Provisional Act 952/2020, combined with Article 2, I, thereof, postponed to August 31, 2020 the deadline to pay the FISTEL fees.

14.              OTHER ASSETS

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Sureties from related parties	58,535	56,754
Claims receivable – Sale of PT Ventures (i)			219,821
Advances to and amounts recoverable from suppliers	86,578	124,760	806,904	767,900
Amounts receivable from the sale of property, plant and equipment items	81,527	81,998	304,831	302,947
Amounts receivable		9,589	107,843	53,406
Advances to employees	12,354	17,178	61,721	79,830
Other	44,415	45,895	100,843	85,739
Total	283,409	336,174	1,601,963	1,289,822
Current	251,198	303,509	1,215,844	852,155
Non-current	32,211	32,665	386,119	437,667

(i)	Claim receivable from Sonangol related to the sale of PT Ventures on January 23, 2020. See Note 30 (a) for further information.

15.              INVESTMENTS

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Investment in subsidiaries	10,840,434	14,483,150
Joint arrangements			27,434	28,632
Investments in associates			47,676	48,578
Tax incentives, net of allowances for losses	10,273	10,273	31,876	31,876
Other investments	3,799	3,799	15,163	24,679
Total	10,854,506	14,497,222	122,149	133,765

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Summary of the movements in investment balances

	COMPANY	CONSOLIDATED
Balance at December 31, 2019	14,497,222	133,765
Share of results of investees (Note 5)	(7,268,653)	30,745
Subsidiaries’ and associates’ share of other comprehensive income	45,090	1,031
Reclassification of equity in investees to held-for-sale assets	(150,409)	(33,924)
Reclassification of equity in investees to the provision for equity deficiency	1,774,873
Advance for future capital increase in subsidiary	900,000
Capital increase in subsidiaries	179,632
Reclassification from/to held-for-sale investments (*)	876,714
Other	37	(9,468)
Balance at June 30, 2020	10,854,506	122,149

(*) Reclassification of PT Participações held-for-sale assets and investment assets, considering that a portion are direct and indirect investments of PT Participações are operating investments and another portion are non-operating investments, respectively.

The main data related to direct equity interests in subsidiaries, for equity accounting purposes, are as follows:

			COMPANY
			06/30/2020
			In thousands Shares		Equity interests - %
Subsidiaries	Shareholders’ equity	Profit (loss) for the period	Common	Preferred	Total capital	Voting capital
Telemar	9,992,878	(5,653,147)	154,032,213	189,400,783	100	100
Rio Alto	4,021	17	215,538,129	215,538,129	100	100
Oi Holanda	(2,099,983)	(606,454)	100		100	100
Oi Serviços Financeiros	5,305	2,018	799		100	100
PTIF	(4,090,802)	(1,171,383)	0.042		100	100
CVTEL	(2,065)	(233)	18		100	100
Carrigans	145		0.100		100	100
Serede	(298,562)	18,258	24,431,651		17.51	17.51
PT Participações (*)	1,107,339	150,410	1,000,000		100	100

(*) The interest in the equity and the share of results of PT Participações are represented by: (i) investments of R$876,714 and share of profits of R$157,920, classified in investments; and (ii) investments of R$230,625 and share of losses of R$7,510, classified in investments held-for-sale assets.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Equity in investees				Investment value		Provision for negative shareholders’ equity
	Three-month periods ended		Six-month period ended
Subsidiaries	06/30/2020	06/30/2019	06/30/2020	06/30/2019	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Telemar	(1,879,362)	(1,372,802)	(5,653,147)	(1,733,052)	9,992,878	14,521,304
Rio Alto	13	47	17	95	4,021	4,004
Oi Holanda	(136,471)	6,209	(606,454)	(16,271)			2,099,983	1,493,529
Oi Serviços Financeiros	1,014	1,059	2,018	2,167	5,305	3,287
PTIF	(253,985)	13,647	(1,171,383)	(59,774)			4,090,802	2,919,419
CVTEL	(154)	(60)	(233)	(169)			2,065	1,325
Carrigans					145	107
Serede	4,778	(3,733)	3,197	(222)			52,279	55,476
Reclassification of held-for-sale investments (PT Participações)	(126,252)		157,920		876,714
Unrealized profits or losses with investees	4,872	(2,131)	6,922	(3,376)	(38,629)	(45,552)
Subtotal:	(2,385,547)	(1,357,764)	(7,261,143)	(1,810,602)	10,840,434	14,483,150	6,245,129	4,469,749
Investment in operating companies (PT Participações) (i)	(6,540)	(75,008)	(7,510)	(58,030)	230,625	3,421,062
Total	(2,392,087)	(1,432,772)	(7,268,653)	(1,868,632)	11,071,059	17,904,212	6,245,129	4,469,749

(i)	Share of results of investees and the amount of the investments held in the operations in Africa and Asia, classified as held-for-sale assets.

Summarized financial information

	06/30/2020
Subsidiaries	Assets	Liabilities	Revenue
Telemar (1)	32,382,648	22,389,770	2,632,986
Oi Holanda (1)	1,819148	3,919,131
PTIF (1)	1,371,993	5,462,795
Rio Alto	5,377	1,356
Oi Serviços Financeiros	20,699	15,394	268
CVTEL	1	2,066
PT Participações	1,335,374	1,633,936	103,044
Serede	1,727,933	620,594	1,151,720

(1) Amounts adjusted for consolidation and equity accounting purposes.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	12/31/2019		06/30/2019
Subsidiaries	Assets	Liabilities	Revenue
Telemar (1)	34,884,055	20,362,751	3,116,781
Oi Holanda (1)	1,090,870	2,584,399
PTIF (1)	832,548	3,751,967
Rio Alto	5,332	1,328
Oi Serviços Financeiros	21,372	18,085	262
CVTEL	9	1,334
Serede	1,362,990	1,679,809	1,226,382
PT Participações	4,597,579	1,176,517

(1) Amounts adjusted for consolidation and equity accounting purposes.

16.              PROPERTY, PLANT AND EQUIPMENT

	COMPANY
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at December 31, 2019	92,241	6,308,419	25,260,963	6,843,588	1,796,985	709,740	2,297,906	43,309,842
Contractual changes						7,727		7,727
Additions	445,229		11,296	42,358		98,459	1,757	599,099
Write-offs	(5,960)	(21)	(139,309)	(13,248)		(26,469)		(185,007)
Transfers	(411,410)	810	251,054	144,619	3,154		11,773
Balance at June 30, 2020	120,100	6,309,208	25,384,004	7,017,317	1,800,139	789,457	2,311,436	43,731,661
Accumulated depreciation
Balance at December 31, 2019		(6,224,607)	(21,836,073)	(4,786,367)	(1,513,000)	(50,609)	(1,778,675)	(36,189,331)
Depreciation expenses		(15,715)	(259,735)	(215,546)	(12,844)	(37,177)	(20,190)	(561,207)
Write-offs		21	137,056	4,915		2,209	(8,115)	136,086
Balance at June 30, 2020		(6,240,301)	(21,958,752)	(4,996,998)	(1,525,844)	(85,577)	(1,806,980)	(36,614,452)
PP&E, net
Balance at December 31, 2019	92,241	83,812	3,424,890	2,057,221	283,985	659,131	519,231	7,120,511
Balance at June 30, 2020	120,100	68,907	3,425,252	2,020,319	274,295	703,880	504,456	7,117,209
Annual depreciation rate (average)		10%	12%	10%	9%	8%	15%
(1)	Transmission and other equipment include transmission and data communication equipment.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at December 31, 2019	2,158,327	20,213,536	67,333,635	31,993,328	4,236,477	8,835,501	6,806,796	141,577,600
Contractual changes						644,356		644,356
Additions	3,353,268		59,895	128,483	426	1,100,252	16,665	4,658,989
Write-offs (i)	(66,502)	(21)	(171,884)	(149,426)		(865,192)		(1,253,025)
Transfers	(3,290,806)	9,618	2,554,465	661,693	14,024		51,006
Transfer to held-for-sale assets							(159)	(159)
Balance at June 30, 2020	2,154,287	20,223,133	69,776,111	32,634,078	4,250,927	9,714,917	6,874,308	145,627,761
Accumulated depreciation
Balance at December 31, 2019		(19,211,934)	(50,355,582)	(23,495,796)	(2,726,033)	(929,910)	(5,947,511)	(102,666,766)
Depreciation expenses		(138,939)	(1,397,061)	(720,206)	(46,233)	(518,605)	(116,604)	(2,937,648)
Write-offs		21	169,074	121,684		117,855	(8,115)	400,519
Transfers		1,065	(2,292)	(1,275)	1		2,501
Transfer to held-for-sale assets							165	165
Balance at June 30, 2020		(19,349,787)	(51,585,861)	(24,095,593)	(2,772,265)	(1,330,660)	(6,069,564)	(105,203,730)
PP&E, net
Balance at December 31, 2019	2,158,327	1,001,602	16,978,053	8,497,532	1,510,444	7,905,591	859,285	38,910,834
Balance at June 30, 2020	2,154,287	873,346	18,190,250	8,538,485	1,478,662	8,384,257	804,744	40,424,031
Annual depreciation rate (average)		10%	12%	10%	9%	11%	15%
(1)	Transmission and other equipment include transmission and data communication equipment.

(i) Refers basically to the impacts arising from the corporate sale carried out between providers of infrastructure services, using Towers.

Additional disclosures

Pursuant to ANATEL’s concession agreements, the property, plant and equipment items of the Concessionaires that are indispensable for the provision of the Switched Fixed-line Telephony Services (“STFC”) provided for in said agreements are considered returnable assets.

As at June 30, 2020, the residual balance of the Company’s returnable assets is R$3,010,571 (R$3,040,263 at December 31, 2019) and consists of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. On a consolidated basis, this balance amounts to R$9,145,548 (R$9,048,877 at December 31, 2019).

In the period ended June 30, 2020, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 8% per year.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Movements in the rights of use - leases

	COMPANY
	Towers	Physical space	Vehicles	Properties	Total
Lease cost (gross amount)
Balance at December 31, 2019	644,082	39,302	24,806	1,550	709,740
Contractual changes	8,377	(347)	(1)	(302)	7,727
Additions	32,538	62,772	3,149		98,459
Write-offs	(22,251)	(2,297)	(1,921)		(26,469)
Balance at June 30, 2020	662,746	99,430	26,033	1,248	789,457
Accumulated depreciation
Balance at December 31, 2019	(41,441)	(5,814)	(3,143)	(211)	(50,609)
Depreciation expenses	(24,328)	(7,850)	(4,911)	(88)	(37,177)
Write-offs	1,451	438	320		2,209
Balance at June 30, 2020	(64,318)	(13,226)	(7,734)	(299)	(85,577)
Right of use, net
Balance at December 31, 2019	602,641	33,488	21,663	1,339	659,131
Balance at June 30, 2020	598,428	86,204	18,299	949	703,880

	CONSOLIDATED
	Towers	Physical space	Stores	Vehicles	Properties	Power distributed	Total
Lease cost (gross amount)
Balance at December 31, 2019	7,883,920	475,054	129,014	259,266	88,247		8,835,501
Contractual changes	626,174	4,540	5,522	(3,486)	11,606		644,356
Additions	828,985	223,398	1,364	31,957	617	13,931	1,100,252
Write-offs	(734,826)	(91,434)	(2,524)	(23,442)	(12,966)		(865,192)
Balance at June 30, 2020	8,604,253	611,558	133,376	264,295	87,504	13,931	9,714,917
Accumulated depreciation
Balance at December 31, 2019	(724,263)	(88,929)	(29,876)	(67,759)	(19,083)		(929,910)
Depreciation expenses	(384,014)	(57,060)	(16,027)	(52,372)	(8,897)	(235)	(518,605)
Write-offs	88,786	14,123	684	11,856	2,406		117,855
Balance at June 30, 2020	(1,019,491)	(131,866)	(45,219)	(108,275)	(25,574)	(235)	(1,330,660)
Right of use, net
Balance at December 31, 2019	7,159,657	386,125	99,138	191,507	69,164		7,905,591
Balance at June 30, 2020	7,584,762	479,692	88,157	156,020	61,930	13,696	8,384,257

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

17.              INTANGIBLE ASSETS

	COMPANY
	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangible assets (gross amount)
Balance at December 31, 2019	12,489	2,596,764	14,477,394	474,962	17,561,609
Additions	84			21	105
Balance at June 30, 2020	12,573	2,596,764	14,477,394	474,983	17,561,714
Accumulated amortization
Balance at December 31, 2019		(2,544,197)	(12,251,607)	(461,434)	(15,257,238)
Amortization expenses		(12,720)	(185,647)	(1,026)	(199,393)
Balance at June 30, 2020		(2,556,917)	(12,437,254)	(462,460)	(15,456,631)
Intangible assets, net
Balance at December 31, 2019	12,489	52,567	2,225,787	13,528	2,304,371
Balance at June 30, 2020	12,573	39,847	2,040,140	12,523	2,105,083
Annual amortization rate (average)		20%	20%	23%

	CONSOLIDATED
	Intangibles in progress	Data processing systems	Regulatory licenses	Other	Total
Cost of intangible assets (gross amount)
Balance at December 31, 2019	12,364	9,400,583	18,602,742	1,922,834	29,938,523
Additions	138,696	704		4,138	143,538
Write-offs		(34,948)			(34,948)
Transfers	(112,423)	111,434		989
Balance at June 30, 2020	38,637	9,477,773	18,602,742	1,927,961	30,047,113
Accumulated amortization
Balance at December 31, 2019		(8,498,327)	(15,635,036)	(1,807,295)	(25,940,658)
Amortization expenses		(168,105)	(259,295)	(42,155)	(469,555)
Write-offs		7,357			7,357
Balance at June 30, 2020		(8,659,075)	(15,894,331)	(1,849,450)	(26,402,856)
Intangible assets, net
Balance at December 31, 2019	12,364	902,256	2,967,706	115,539	3,997,865
Balance at June 30, 2020	38,637	818,698	2,708,411	78,511	3,644,257
Annual amortization rate (average)		20%	20%	23%

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

18.              TRADE PAYABLES

	COMPANY1		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
ANATEL (*)	2,381,576	2,340,556	7,704,807	7,572,101
Services	530,123	734,669	2,789,744	3,423,011
Infrastructure, network and plant maintenance materials	431,367	500,272	2,090,555	2,607,888
Rental of polls and rights-of-way	85,535	79,102	135,007	118,966
Other	27,348	24,656	337,793	289,508
Adjustment to present value (**)	(1,659,017)	(1,718,802)	(4,937,353)	(5,124,107)
Total	1,796,932	1,960,453	8,120,553	8,887,367
Current	832,781	1,025,052	4,340,304	5,593,940
Non-current	964,151	935,401	3,780,249	3,293,427

Trade payables subject to the Judicial Reorganization	1,032,575	1,172,006	4,362,922	4,093,058
Trade payables not subject to the Judicial Reorganization	764,357	788,447	3,757,631	4,794,309
Total	1,796,932	1,960,453	8,120,553	8,887,367

1 These amounts include the related-party balances, as shown in Note 29.

(*) Prepetition claims of the Regulatory Agency managed by the Federal Attorney General’s Office (AGU) to be settled pursuant to the JRP.

(**) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rates that range from 16.4% per year to 17.2% per year considering the maturities of each liability (ANATEL and other payables).

19.              DERIVATIVE FINANCIAL INSTRUMENTS

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Liabilities
Non-deliverable Forward (NDF) contracts		1,152		1,152
Total		1,152		1,152
Current		1,152		1,152

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

20.              BORROWINGS AND FINANCING

Borrowings and financing by type

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019	Contractual maturity
					Principal	Interest
Foreign currency Senior Notes	9,483,949	6,980,817	9,483,949	6,980,817	Jul 2025	Semiannual
Debentures
Public	4,629,519	4,565,236	7,210,863	7,110,737	Aug 2023 to Feb 2035	Semiannual
Private			3,566,723		Jan 2022	Monthly
Financial institutions
Local currency
BNDES	1,049,323	1,009,982	4,100,886	3,947,137	Mar 2024 to Feb 2033	Monthly
Other	605,364	599,115	2,094,308	2,071,209	Jul 2020 to Feb 2035	Monthly and semiannual
Foreign currency	1,313,552	957,642	9,220,018	6,725,591	Aug 2023 to Feb 2035	Semiannual
Foreign currency multilateral financing	506,767	360,161	506,767	360,161	Aug 2024 to Feb 2030	Semiannual
Default payment
Local currency	151,988	151,989	207,035	207,035	Feb 2038 to Feb 2042	Single installment
Foreign currency	1,476,589	1,086,900	5,758,551	4,239,168	Feb 2038 to Feb 2042
Loan and debentures from subsidiaries (Note 29)	25,579,243	19,088,767
Subtotal	44,796,294	34,800,609	42,149,100	31,641,855
Incurred debt issuance cost	(12,073)	(12,307)	(34,229)	(13,911)
Debt discount (*)	(29,971,644)	(23,379,735)	(15,999,688)	(13,401,195)
Total	14,812,577	11,408,567	26,115,183	18,226,749
Current	435,788	319,569	453,899	326,388
Non-current	14,376,789	11,088,998	25,661,284	17,900,361

(*) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rates that range from 12.6% per year to 16.4% per year, depending on the maturities and currency of each instrument.

Debt issuance costs by type

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Financial institutions	11,772	11,996	13,035	13,306
Debentures	301	311	21,194	605
Total	12,073	12,307	34,229	13,911
Current	1,386	1,404	14,402	1,404
Non-current	10,687	10,903	19,827	12,507

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Debt breakdown by currency

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Euro	873,842	514,837	496,397	311,309
US dollar (*)	10,010,788	7,168,741	16,490,441	9,209,982
Brazilian reais	3,927,947	3,724,989	9,128,345	8,705,458
Total	14,812,577	11,408,567	26,115,183	18,226,749

(*) Considers Oi Móvel’s First Issue Private Debenture. Even though this is a local debt, denominated in Brazilian reais, it is compounded on a daily basis based on the US dollar foreign exchange rate.

Debt breakdown by index

	Index/rate	COMPANY		CONSOLIDATED
		06/30/2020	12/31/2019	06/30/2020	12/31/2019
Fixed rate	1.75% p.a. – 13.61% p.a.	9,433,754	6,830,365	16,250,290	9,078,998
CDI	80% of CDI	2,798,452	2,645,959	4,965,266	4,694,687
TJLP	2.95% p.a. + TJLP	1,049,043	1,009,691	4,099,765	3,945,972
TR	0% p.a.	19,575	16,637	26,665	22,662
Other	0% p.a.	1,511,753	905,915	773,197	484,430
Total		14,812,577	11,408,567	26,115,183	18,226,749

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt		Debt issuance costs		Debt discount
	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED
	06/30/2020
2021	705	2,034	857	7,423	1,012,767	1,098,784
2022	220	3,557,782	1,709	2,909	1,012,767	1,098,784
2023	130,096	370,998	1,711	1,826	1,011,420	1,096,413
2024	320,307	900,845	1,711	1,826	1,014,788	1,102,342
2025 and thereafter	43,907,791	36,849,140	4,698	5,843	25,919,902	11,603,365
Total	44,359,119	41,680,799	10,686	19,827	29,971,644	15,999,688

Guarantees

BNDES financing facilities are originally collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel. The Company provides guarantees to its subsidiaries Telemar and Oi Móvel for such financing facilities. The private debentures issued by Oi Móvel are collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel, in addition to pledging its radiofrequency use rights, in the pledge of the right of use of radiofrequencies, which will only be realized in the event of default. The Company and its subsidiary Telemar guarantee this instrument. The total amount of the guarantees is R$6,618,286.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Covenants

Pursuant to a Clause 17 of Appendix 4.2.4 to the JRP, the Company and its subsidiaries are subject to certain covenants existing in some loan and financing agreements, based on certain financial ratios. The Company is monitoring these conditions on a quarterly basis. For the period ended June 30, 2020, as a result of the continuing depreciation of the Brazilian real in the quarter due to the COVID-19 pandemic impacts worldwide, the Company continues to be noncompliant with some of these ratios, including: Gross Debt-to-EBITDA and [EBITDA - (Income Tax + social contribution)] / [Amortization + (Financial Expenses – Financial Income) – Cash and Cash Equivalents at the End of Last Year]. At the end of the first quarter, the Company had already obtained a waiver letter for the first two quarters of 2020 from its creditors.

Obtaining said letter prevents the failure to achieve these financial ratios from triggering, among other contractually provided for consequences, the accelerated maturity of the balance due on the Company’s debt.

Changes in borrowings and financing

	12/31/2019	Borrowing	Interest, inflation adjustment, and exchange differences	Amortization of debt discount	Principal and interest payment	Tax and other payments	Transfers and other	06/30/2020
Borrowings and financing	31,641,855	2,499,999	8,418,336		(356,366)	(61,934)	7,210	42,149,100
Debt discount	(13,401,195)		(3,540,698)	942,205				(15,999,688)
Debt issuance costs	(13,911)						(20,318)	(34,229)
Total borrowings and financing	18,226,749	2,499,999	4,877,638	942,205	(356,366)	(61,934)	(13,108)	26,115,183

The Company made the interest payments of the Qualified Bonds in February 2020.

In February 2020, the private collateralized, simple, nonconvertible debentures, with additional trust security issued by the Company and Telemar issued by Oi Móvel, in the aggregate amount of R$2,500 million, were subscribed. This debenture issue is capitalized daily using the fluctuation of US dollar (USD) and an interest rate of 12.66% p.a. that are compounded to principal up to January 2021 and, from then on, payment of interest at the rate of 13.61% p.a. This issue will mature in January 2022 if the aggregate amount of R$5 billion is obtained with divestments up to July 2020. As for the monthly repayment possibility from August 2020 to January 2022, this is no longer applicable since the minimum amount of R$5 billion was reached in July 2022.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

21.              LICENSES AND CONCESSIONS PAYABLE

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Personal Mobile Services (SMP)			44,502	58,582
STFC concessions	9,315		22,790
Total	9,315		67,292	58,582
Current	9,315		67,292	58,582

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, obtained at public auctions, and STFC service concessions.

22.              LEASES PAYABLE

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Towers	598,776	597,963	7,899,954	7,373,373
Physical space	89,548	34,968	504,837	403,485
Stores			94,307	103,792
Properties	1,036	1,403	66,169	72,719
Vehicles	19,011	22,025	162,999	196,657
Power distributed			13,841
Total	708,371	656,359	8,742,107	8,150,026
Current	130,832	114,652	1,632,434	1,510,097
Non-current	577,539	541,707	7,109,673	6,639,929

Movements in leases payable

	COMPANY	CONSOLIDATED
Balance at December 31, 2019	656,359	8,150,026
New contracts	98,459	1,100,252
Cancellations	(25,231)	(788,816)
Interest	42,849	518,053
Payments	(71,792)	(881,764)
Contractual changes	7,727	644,356
Balance at June 30, 2020	708,371	8,742,107

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Aging list of long-term lease payments

	COMPANY	CONSOLIDATED
2021	70,963	853,160
2022	133,234	1,619,741
2023	121,551	1,486,474
2024	119,172	1,409,639
2025 to 2029	396,806	5,414,140
2030 and thereafter	359,866	3,818,420
Total	1,201,592	14,601,574
Interest	(624,053)	(7,491,901)
Non-current	577,539	7,109,673

The present value of leases payable was calculated based on a projection of future fixed payments, which do not take into consideration the projected inflation, discounted using discount rates that range from 10.79% to 12.75% p.a.

Contracts not recognized as leases payable

The Company elected not to recognize a leased liability for short-term leases (leases with expected period of 12 months or less) or leases of low value assets. As at June 30, 2020, these leases, totaling de R$382 (R$707 at June 30, 2019), were recognized in profit or loss in the Company, and R$20,561 (R$37,109 at June 30, 2019) on a consolidated basis. In the period ended June 30, 2020 there were no variable lease payments. The amounts as at June 30, 2019 were R$393 and R$5,602, in the Company and on a consolidated basis, respectively.

Supplemental information

In compliance with Circular/CVM/SNC/SEP/No. 02/2019, of December 18, 2019 and Circular SNC/SEP01/20, of February 5, 2020, the table below shows required supplemental information:

COMPANY
Maturity	Average discount rate	2021	2022	2023	2024	2025 to 2029	After 2029
Up to 2023	10.79%	10,870	13,047	1,365
2024 to 2030	12.27%	8,010	16,020	16,020	15,006	31,354	157
2031 to 2034	12.58%	47,008	94,016	94,016	94,016	314,701	184,859
2035 onwards	12.75%	5,075	10,151	10,150	10,150	50,751	174,850
Total		70,963	133,234	121,551	119,172	396,806	359,866
Projected inflation¹		3.47%	4.46%	4.36%	4.06%	3.63%	3.51%

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

CONSOLIDATED
Maturity	Average discount rate	2021	2022	2023	2024	2025 to 2029	After 2029
Up to 2023	10.79%	134,356	182,133	48,865
2024 to 2030	12.27%	403,866	807,732	807,732	779,763	2,762,202	12,323
2031 to 2034	12.58%	194,194	388,387	388,387	388,387	1,444,491	811,080
2035 onwards	12.75%	120,744	241,489	241,490	241,489	1,207,447	2,995,017
Total		853,160	1,619,741	1,486,474	1,409,639	5,414,140	3,818,420
Projected inflation¹		3.47%	4.46%	4.36%	4.06%	3.63%	3.51%

¹Source: Anbima

23.              TAX REFINANCING PROGRAM

The outstanding balance of the tax debt refinancing Program is broken down as follows:

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Law 11941/09 and Law 12865/2013 tax financing program	246,695	263,257	395,692	417,076
PERT (Law 13496/2017)	427	427	427	427
Total	247,122	263,684	396,119	417,503
Current	55,248	54,894	91,049	86,721
Non-current	191,874	208,790	305,070	330,782

The amounts of the tax refinancing program created under Law 11941/2009, Provisional Act (MP) 766/2017, and Law 13469/2017, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program (Law 11941/2009 installment plan) was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	CONSOLIDATED
	06/30/2020				12/31/2019
	Principal	Fines	Interest	Total	Total
Tax on revenue (COFINS)	2,652		137,175	139,827	153,790
Income tax	1,270		36,053	37,323	37,995
Tax on revenue (PIS)	34,705		35,037	69,742	72,027
INSS – SAT	565	364	1,889	2,818	3,039
Social contribution	535	21	10,162	10,718	11,315
Tax on banking transactions (CPMF)	18,931	2,136	29,625	50,692	50,573
PERT – Other payables - RFB	240		187	427	427
Other	8,152	4,273	72,147	84,572	88,337
Total	67,050	6,794	322,275	396,119	417,503

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The payment schedule is as follows:

	COMPANY	CONSOLIDATED
2020	28,891	48,003
2021	56,930	90,813
2022	56,930	90,813
2023	56,930	90,813
2024	47,441	75,677
Total	247,122	396,119

The tax debts, as is the case of the debts included in tax refinancing programs, are not subject to the terms of the judicial reorganization terms.

24.              PROVISIONS

Balance breakdown

Type	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Labor
Overtime	314,231	288,819	838,869	855,722
Indemnities	66,315	65,378	258,884	299,096
Sundry premiums	53,898	47,617	218,378	221,743
Stability/reintegration	80,084	76,508	212,238	215,449
Additional post-retirement benefits	61,494	61,053	106,463	108,827
Salary differences and related effects	46,002	40,328	98,776	101,573
Lawyer/expert fees	29,683	28,287	55,666	51,193
Severance pay	7,983	8,647	34,921	38,261
Labor fines	6,716	4,624	31,356	30,399
Employment relationship	25	197	18,132	18,758
Severance Pay Fund (FGTS)	5,262	5,115	13,329	13,306
Joint liability	263	182	2,709	3,100
Other claims	38,281	37,616	88,544	93,605
Total	710,237	664,371	1,978,265	2,051,032

Tax
State VAT (ICMS)	113,187	72,286	817,101	746,481
Real Estate Tax (IPTU)	58,541	58,541	150,223	150,223
Tax on services (ISS)	7	7	70,695	69,208
INSS (joint liability, fees, and severance pay)	457	453	36,881	23,847
Other claims	16,660	14,906	83,904	61,189
Total	188,852	146,193	1,158,804	1,050,948

Civil
ANATEL	128,681	123,625	585,971	570,283
Corporate	366,155	397,946	366,155	397,946
Small claims courts	43,987	47,444	111,183	118,910
Other claims	364,097	312,448	1,205,986	1,062,561
Total	902,920	881,463	2,269,295	2,149,700

Total provisions	1,802,009	1,692,027	5,406,364	5,251,680
Current	401,567	286,604	693,485	547,996
Non-current	1,400,442	1,405,423	4,712,879	4,703,684

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Pursuant to the laws applicable to labor, tax, and civil lawsuits, amounts disputed in lawsuits are adjusted for inflation on a monthly basis using the relevant adjustment indices, including IGPM, TR and SELIC.

Summary of movements in provision balances

	COMPANY
	Labor	Tax	Civil	Total
Balance at December 31, 2019	664,371	146,193	881,463	1,692,027
Inflation adjustment	51,052	30,679	99,656	181,387
Additions/(reversals)	(2,546)	(49,219)	55,265	3,500
Write-offs for payment/terminations	(2,640)	61,199	(133,464)	(74,905)
Balance at June 30, 2020	710,237	188,852	902,920	1,802,009

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at December 31, 2019	2,051,032	1,050,948	2,149,700	5,251,680
Inflation adjustment	77,945	65,246	233,417	376,608
Additions/(reversals)	(39,986)	9,371	94,100	63,485
Write-offs for payment/terminations	(110,726)	32,473	(207,922)	(286,175)
Foreign exchange differences abroad		766		766
Balance at June 30, 2020	1,978,265	1,158,804	2,269,295	5,406,364

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Labor	152,818	190,969	694,263	797,927
Tax	5,438,502	5,468,097	27,914,214	28,416,097
Civil	594,064	612,833	1,427,839	1,667,900
Total	6,185,384	6,271,899	30,036,316	30,881,924

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The adjusted amount of contracted bonds and guarantee insurances, effective at June 30, 2020 corresponds to R$4,574,943 (R$4,541,051 at December 31, 2019) in the Company and R$12,128,361 (R$11,909,901 at December 31, 2019) on a consolidated basis. The commission charges on these contracts are based on market rates.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

25.              OTHER PAYABLES

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Onerous obligation (i)	1,684,622	1,266,954	7,700,417	5,817,130
Unearned revenues (ii)	448,294	478,284	1,789,470	1,704,420
Provisions for indemnities payable	958,060	640,661	958,060	640,661
Advances from customers	35,040	49,763	375,161	313,163
Consignment to third parties	13,732	12,037	46,029	41,249
Provision for asset decommissioning	7,267	7,124	18,465	18,101
Other	199,252	194,382	556,780	404,455
Total	3,346,267	2,649,205	11,444,382	8,939,179
Current	465,285	438,613	1,845,284	1,405,013
Non-current	2,880,982	2,210,592	9,599,098	7,534,166

(i)	The Company and its subsidiaries are parties to a telecommunication signals transmission capacity supply agreement using submarine cables that connect North America and South America, and also hires the supply of capacity of the space segment for the provision of the DTH TV service. Since (a) the agreement obligations exceed the economic benefits that are expected to be received throughout the agreement and (b) the costs are unavoidable, the Company and its subsidiaries recognized, pursuant to CPC 25/IAS 37, an onerous obligation measured at the lowest of net output cost of the agreement brought to present value.

(ii)	Amounts received a prepayment for the assignment of the commercial operation and the use of infrastructure assets that are recognized in revenue for the agreements’ effective period. Include also certification/installation rates of the service that are recognized in the revenue pursuant to the period that the services are used by the customers.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

26.              SHAREHOLDERS’ EQUITY

(a)	Issued capital

Subscribed and paid-in capital is R$32,538,937 (R$32,538,937 at December 31, 2019), represented by the following shares, without par value:

	Number of shares (in thousands)
	06/30/2020	12/31/2019
Total capital in shares
Common shares	5,796,478	5,796,478
Preferred shares	157,727	157,727
Total	5,954,205	5,954,205
Treasury shares
Common shares	30	30
Preferred shares	1,812	1,812
Total	1,842	1,842
Outstanding shares
Common shares	5,796,448	5,796,448
Preferred shares	155,915	155,915
Total outstanding shares	5,952,363	5,952,363

At the Company’s Annual Shareholders’ Meeting held on April 30, 2020, was shareholders approved the allocation of the loss for the year 2019, amounting to R$9,000,434, to be offset against capital reserves.

(b)	Treasury shares

In February 2019, the Company bought back 1,800,000 preferred shares, in trades in the stock market, at a total cost of R$2,572 to ensure the compliance of the obligation assumed by the Company to transfer own shares held in treasury to shareholder Bratel, wholly-owned subsidiary da Pharol, in the context of the settlement entered into by both companies (Note 1).

In April 2019, due to confirmation of the settlement entered into by Oi and Pharol, 32,000,000 common shares and 1,800,000 preferred shares were delivered to Bratel, totaling 33,800,000 shares as provided for by the settlement entered into by the parties (Note 1).

As at June 30, 2020, the Company keeps all its treasury preferred shares pledged as collateral in lawsuits.

(c)	Capital reserves

The capital reserves consist mainly of the reserves described below and according to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item of the tax credit amount.

Special merger reserve - net assets: represented by: (i) the net assets merged by the Company under the Corporate Reorganization approved on February 27, 2012; and (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015.

Other capital reserves: represented primarily by: (i) R$1,933,200 arising from the capitalization of the profits reserves in February 2015; (ii) R$3,837,009 related to the capital increase with new funds carried out in January 2019; and (iii) R$2,462,799 related to the absorption of capital reserves, due to the delivery of treasury shares to Bratel in April 2019.

(d)	Other comprehensive income

For purposes presentation of CVM’s Empresas.Net form, were included in other comprehensive income and are stated below:

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Other comprehensive income	Share issue costs	Valuation adjustments to equity	Total
Balance at December 31, 2019	(91,169)	(801,073)	(141,871)	(1,034,113)
Hedge accounting gain	1,152			1,152
Actuarial gain	55,747			55,747
Exchange losses on investment abroad	51,720			51,720
Balance at June 30, 2020	17,450	(801,073)	(141,871)	(925,494)

(e)	Share issue costs

As mentioned in item (a) of this Note, under the commitment agreement entered into with the backstoppers, the Company issued 272,148,705 new common shares, as compensation for the commitments assumed in said agreement, at a cost of R$337,464, recognized in share issuance cost as a contra entry to the capital increase, plus R$86,180 related to expenses incurred in the issue process.

(f)	Basic and diluted earnings (losses) per share

On January 16, 2019, the Company issued 1,530,457,356 common shares to the holders of subscription warrants. On January 21, 2019, the Company issued 91,080,933 common shares to the holders of subscription rights that requested subscriptions of the excess common shares. On January 25, 2019, 1,604,268,162 New Common Shares were subscribed and paid in. The end of the capital increase process, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase - New Funds, represented a contribution of new funds to the Company totaling R$4,000,000,000.00. This transaction had an impact on earnings per share, since the shareholders were diluted.

The common and preferred shareholders have different rights in terms of dividends, voting rights, and liquidation, as prescribed by the Company’s bylaws. Accordingly, basic and diluted earnings (losses) per share were calculated based on profit (loss) for the period available to the common and preferred shareholders.

Basic

Basic earnings (losses) per share are calculated by dividing the profit attributable to the owners of the Company, available to common and preferred shareholders, by the weighted average number of common and preferred shares outstanding during the period.

Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average number of outstanding common and preferred shares, to estimate the dilutive effect of all convertible securities. Currently the Company does not have any potentially dilutive shares.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The table below shows the calculations of basic and diluted earnings per share:

	Three-month period ended 06/30/2020	Six-month period ended 06/30/2020	Three-month period ended 06/30/2019	Six-month period ended 06/30/2019
Loss attributable to owners of the Company	(3,409,384)	(9,689,449)	(1,559,045)	(990,642)

Loss allocated to common shares - basic and diluted	(3,320,079)	(9,435,645)	(1,518,208)	(964,721)
Loss allocated to preferred shares – basic and diluted	(89,305)	(253,804)	(40,837)	(25,921)

Weighted average number of outstanding shares (in thousands of shares)
Common shares - basic and diluted	5,796,448	5,796,448	5,796,447	5,780,447
Preferred shares - basic and diluted	155,915	155,915	155,915	155,315

Loss per share (in reais):
Common shares - basic and diluted	(0.57)	(1.63)	(0.26)	(0.17)
Preferred shares - basic and diluted	(0.57)	(1.63)	(0.26)	(0.17)

Preferred shares will become voting shares if the Company does not pay minimum dividends to which preferred shares are entitled under the Company’s Bylaws during three consecutive years.

27.              EMPLOYEE BENEFITS

As at June 30, 2020, the liabilities referring to retirement benefits recognized in the balance sheet are as follows:

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Actuarial assets
TCSPREV Plan	55,248	55,854	55,578	56,559
CELPREV Plan			218	222
PBS-TNC Plan			3,353	3,264
Total	55,248	55,854	59,149	60,045
Current	2,589	5,174	3,227	5,430
Non-current	52,659	50,680	55,922	54,615

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Actuarial liabilities
Financial obligations - BrTPREV plan (i)	651,991	626,748	651,991	626,748
PAMEC Plan	6,499	6,264	6,499	6,264
Total	658,490	633,012	658,490	633,012
Non-current	658,490	633,012	658,490	633,012
(i)	The Company had a financial obligations agreement entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. With the approval and ratification of the JRP, the related claim of Fundação Atlântico against Oi is subject to the terms and conditions of the JRP.

Pension plans

The Company and its subsidiaries sponsor retirement benefit plans (“Pension Funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The sponsored plans are valued by independent actuaries at the end of the annual reporting period.

The obligations in the balance as at June 30, 2020 were recognized based on the actuarial studies for base date December 31, 2019, prepared using the “Projected Unit Credit Method”. The main actuarial assumptions taken into consideration in the actuarial studies as at December 31, 2019 and June 30, 2020 after the revision of the discount rates are as follows:

	CONSOLIDATED
	PENSION PLANS						MEDICAL CARE PLANS
	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	7.43%	7.43%	7.43%	7.43%	7.43%	7.43%	7.64%	7.64%
Estimated inflation rate	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%
Estimated nominal salary increase index	4.00%	4.00%	Per sponsor	N.A.	8.82%	7.53%	N.A.	N.A.
Estimated rate of the nominal benefit increase	3.80%	3.80%	3.80%	3.80%	3.80%	3.80%	N.A.	N.A.
Total expected rate of return on plan assets	7.43%	7.43%	7.43%	7.43%	7.43%	7.43%	7.64%	7.64%
General mortality biometric table	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	N.A.	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender
Biometric disability table	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	N.A.	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%
Biometric disabled mortality table	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	N.A.	AT-49, segregated by gender	AT-49, segregated by gender
Turnover rate	4.80%	Nil	Per sponsor, null starting at 50 years old and null for Settled Benefit	Nil	Nil	2%	Nil	Nil
Starting age of the benefits	57 years old	57 years old	55 years old	N.A.	57 years old	55 years old	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	6.91%	6.91%

N.A. = Not applicable.

The main movements in the actuarial assets related to the pension plans in the period ended June 30, 2020 were as follows:

	COMPANY	CONSOLIDATED
Balance at December 31, 2019	55,854	60,045
Pension plan income, net	2,074	2,231
Payments, contributions and reimbursements	(2,680)	(3,127)
Balance at June 30, 2020	55,248	59,149

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The main movements in the actuarial liabilities related to pension plans in the period ended June 30, 2020 were as follows:

	COMPANY	CONSOLIDATED
Balance at December 31, 2019	633,012	633,012
Pension plan costs, net	235	235
Interest on actuarial liabilities	25,243	25,243
Balance at June 30, 2020	658,490	658,490

Share-based compensation

A long-term incentives plan based on shares granted the Executives and the Board of Directors (Executive Committee’s Stock Option Plan and the Board of Directors’ Stock Option Plan) was submitted to and approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

However, in light of the opinion issued by the Federal Public Prosecution Office and the decision issued by the Judicial Reorganization Court on April 24, 2019 on the new long-term incentives plans, the Oi’s Board of Directors decided and communicated to the Extraordinary Shareholders’ Meeting that such plans would only be implemented after a new decision of said Court, authorizing its implementation, is issued.

Beginning December 17, 2019, with the Ruling awarded by the 8th Civil Chamber of the Rio de Janeiro State Court on Bill of Review No. 0035453-90.2019.8.19.0000, filed by the Public Prosecution Office, the decision that the Stock Option Plan for the members of the Board of Directors should not be implemented until the end of the judicial reorganization was maintained and the implementation of Stock Action Plan for said Company Executives was authorized.

In compliance with the decision referred to above, in December 2019 the Company implemented the New Stock Option Plan for the Executive Committee, according to all the rules and conditions approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

Executives’ Stock Action Plan

The purpose of this plan is to allow granting shares to Company Executives, aiming at promoting their high engagement and commitment to ensure the achievement of the strategic goals consistently with the Company’s and its shareholders’ medium- and long-term interests.

The plan provides for granting annual shares over a three-year period that shall not exceed 1.5% of the Company's share capital.

The number of shares per grant is calculated individually for the purpose of maintaining the competitiveness of the executives with regard to the performance of their duties and shall be delivered to them provided that the plan's performance condition is met.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The information used in the executives’ stock option plan’s assessment is as follows:

Grant date	Stock dilution percentage	Number of shares granted	Vesting portions	Vesting dates	Average share value at the grant date	Estimated fair value at the vesting date (i)
30/12/2019	0.57%	33,704,937	1/3	30/12/2020	0.95	34,406
			1/3	30/12/2021
			1/3	30/12/2022

(i) The estimated fair value at the acquisition date was measured taking into account the price of the shares granted on December 30, 2019, adjusted by the weighted average cost of capital of 10.98%, estimated for the three-year period of the program, brought to present value at the period’s opportunity cost of 14.67%, which corresponds to the fair value of the share.

The fair value of the granted stock options is determined based on the vesting period and recognized as the services are provided. The expense recognized in the period ended June 30, 2020 was R$5,977.

28.              SEGMENT REPORTING

The Company’s Board of Directors uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by the Board of Directors based on a view segmented by customer, into the following categories:

•	Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;
•	Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and
•	SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial information for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the periods ended June 30, 2020 and 2019 is as follows:

	Three-month period ended
	06/30/2020	06/30/2019
Residential	1,582,617	1,857,488
Fixed-line services	667,899	850,739
Broadband	512,494	562,820
Pay TV	393,133	434,413
Interconnection	9,091	9,516
Personal mobility	1,618,678	1,731,765
Mobile telephony services	1,548,630	1,632,856
Interconnection	58,207	58,407
Resale material (handsets, SIM cards, and other accessories)	11,841	40,502
SMEs/Corporate (B2B services)	1,268,092	1,419,353
Other services and businesses	20,278	37,537
Net operating revenue	4,489,665	5,046,143
Operating expenses
Depreciation and amortization	(1,708,154)	(1,712,442)
Interconnection	(119,048)	(103,769)
Personnel	(534,507)	(589,418)
Third-party services	(1,318,468)	(1,493,045)
Grid maintenance services	(218,332)	(256,186)
Handset and other costs	(12,495)	(43,644)
Advertising and publicity	(66,473)	(113,420)
Rentals and insurance	(571,812)	(672,291)
Provisions/reversals	(41,771)	(54,386)
Expected losses on trade receivables	(127,043)	(130,444)
Taxes and other expenses	(15,249)	(1,211)
Other operating income (expenses), net		(167,395)
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	(243,687)	(291,508)

FINANCIAL INCOME (EXPENSES)
Financial income	803,528	(20,593)
Financial expenses	(3,846,055)	(1,149,736)

PRE-TAX LOSS	(3,286,214)	(1,461,837)

Income tax and social contribution	1,504	(24,236)

LOSS FOR THE PERIOD	(3,284,710)	(1,486,073)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	06/30/2020	06/30/2019
Residential	3,236,717	3,737,985
Fixed-line services	1,374,843	1,741,499
Broadband	1,027,779	1,106,252
Pay TV	815,696	869,379
Interconnection	18,399	20,855
Personal mobility	3,320,765	3,476,786
Mobile telephony services	3,172,120	3,256,739
Interconnection	115,503	133,101
Resale material (handsets, SIM cards, and other accessories)	33,142	86,946
SMEs/Corporate (B2B services)	2,581,791	2,837,384
Other services and businesses	49,956	79,951
NET OPERATING REVENUE	9,189,229	10,132,106
Operating expenses
Depreciation and amortization	(3,403,780)	(3,385,522)
Interconnection	(229,899)	(239,394)
Personnel	(1,131,589)	(1,183,516)
Third-party services	(2,732,058)	(2,980,194)
Grid maintenance services	(452,718)	(530,848)
Handset and other costs	(33,045)	(91,147)
Advertising and publicity	(136,747)	(184,592)
Rentals and insurance	(1,152,828)	(1,333,102)
Provisions/reversals	(66,509)	(113,777)
Expected losses on trade receivables	(265,656)	(267,587)
Taxes and other expenses	(42,569)	(3,990)
Other operating income (expenses), net	84,920	819,790
Operating income before financial income (expenses) and taxes	(373,249)	638,227

Financial income (expenses)
Financial income	3,986,491	1,328,745
Financial expenses	(13,535,648)	(2,833,773)

PRE-TAX LOSS	(9,922,406)	(866,801)

Income tax and social contribution	35,593	(67,744)

LOSS FOR THE PERIOD	(9,886,813)	(934,545)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the periods ended June 30, 2020 and 2019, the reconciliation of the revenue from the segment telecommunications in Brazil and total consolidated revenue is as follows:

	Three-month period ended
	06/30/2020	06/30/2019
NET OPERATING REVENUE
Revenue related to the reportable segment	4,489,665	5,046,143
Revenue related to other businesses	54,085	45,202
Consolidated net operating revenue (Note 5)	4,543,750	5,091,345

	Six-month period ended
	06/30/2020	06/30/2019
NET OPERATING REVENUE
Revenue related to the reportable segment	9,189,229	10,132,106
Revenue related to other businesses	103,044	89,275
Consolidated net operating revenue (Note 5)	9,292,273	10,221,381

In the periods ended June 30, 2020 and 2019, the reconciliation between the profit (loss) before financial income (expenses) and taxes of the segment telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	Three-month period ended
	06/30/2020	06/30/2019
Loss before financial income (expenses) and taxes
Telecommunications in Brazil	(243,687)	(291,508)
Other businesses	(122,514)	(6,773)
Consolidated income before financial income (expenses) and taxes (Note 5)	(366,201)	(298,281)

	Six-month period ended
	06/30/2020	06/30/2019
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	(373,249)	638,227
Other businesses	195,188	(11,559)
Consolidated income before financial income (expenses) and taxes (Note 5)	(178,061)	626,668

Total assets, liabilities and tangible and intangible assets per geographic market as at June 30, 2020 are as follows:

	06/30/2020
	TOTAL ASSETS	Total liabilities	Tangible assets	Intangible assets	Investment in tangible and intangible assets
Brazil	71,424,150	64,577,423	40,424,031	3,644,257	3,928,846
Other, primarily Africa	1,727,932	410,747	102,899	27,756	20,728

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

29.              RELATED-PARTY TRANSACTIONS

Transactions with consolidated related parties

	COMPANY
	06/30/2020	12/31/2019
Assets
Accounts receivable	1,137,803	726,812
BrT Call Center	45,870	45,870
BrT Multimídia	19,985	18,036
Oi Móvel	771,454	499,755
Telemar	295,121	163,151
Serede	5,373
Receivables from related parties (current and non-current)	7,553,093	5,583,816
PTIF	5,004,681	3,461,853
Oi Holanda	2,548,211	1,764,575
PT Participações		357,388
Pointer	201
Dividends and interest on capital receivable	3,499	3,499
Oi Serviços Financeiros	2,147	2,147
Rio Alto	1,352	1,352
Other	159,655	164,220
Telemar	75,713	56,697
Oi Móvel	12,936	24,889
Oi Holanda	17,362	15,144
PTIF	1,737	420
CVTEL	152	112
Serede	50,509	66,632
BrT Multimídia	1,246
Paggo Administradora		326

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY
	06/30/2020	12/31/2019
Liabilities
Trade payables	265,441	324,066
BrT Call Center	56,779	48,889
BrT Multimídia	33,480	58,410
Oi Móvel	138,744	137,150
Telemar	10,425	57,733
Paggo Administradora	26,013	21,811
Serede		73
Borrowings and financing, and debentures (i)	1,315,676	783,404
Telemar	49,707	39,525
Oi Holanda	1,265,969	743,879
Other payables	52,701	64,656
BrT Call Center		193
Oi Móvel		1,442
Telemar	27,858	43,940
Dommo	2,324
Rio Alto	975	975
Oi Investimentos	13,030	9,592
PT Participações	8,514	8,514

(i) The Company conducted loans with and acquires debentures from its subsidiaries under market terms and conditions to finance its operations or repay its debt.

	Three-month period ended
	COMPANY
	06/30/2020	06/30/2019
Revenue
Revenue from services rendered	15,087	11,868
BrT Multimídia	3,658	139
Oi Móvel	7,926	8,563
Telemar	3,433	3,008
Serede	70	158
Other operating income	11,151	10,263
BrT Multimídia	1,595	818
Oi Móvel	9,550	9,445
Serede	6
Financial income	2,212,555	(80,251)
Telemar	893	1,341
Oi Holanda	1,771,722	(122,866)
PTIF	439,939	39,885
PT Participações		1,389
Pointer	1

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY
	06/30/2020	06/30/2019
Revenue
Revenue from services rendered	26,226	24,193
BrT Multimídia	3,793	279
Oi Móvel	15,773	17,481
Telemar	6,502	6,114
Serede	158	319
Other operating income	21,931	20,527
BrT Multimídia	2,825	1,636
Oi Móvel	19,100	18,891
Serede	6
Financial income	9,120,318	(49,080)
Telemar	1,785	3,550
Oi Holanda	7,357,754	(198,204)
PTIF	1,752,673	146,298
PT Participações	8,105	(724)
Pointer	1

	Three-month period ended
	COMPANY
	06/30/2020	06/30/2019
Operating costs and expenses	(186,765)	(227,742)
BrT Multimídia	(342)	(1,221)
Oi Móvel	(6,867)	(8,698)
Telemar	(2,629)	(3,188)
Paggo Administradora	(17)	(830)
BrT Call Center	(102,197)	(120,849)
Serede	(74,713)	(92,956)
Financial expenses	(1,816,176)	61,769
Telemar	(5,091)	(5,091)
Serede	(983)	(992)
BrT Call Center	(401)	(467)
BrT Multimídia	(1,615)	(1,740)
Oi Holanda	(1,767,905)	60,772
PTIF	(40,181)	9,346
PT Participações		(59)

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Six-month period ended
	COMPANY
	06/30/2020	06/30/2019
Operating costs and expenses	(390,540)	(460,756)
BrT Multimídia	(684)	(2,443)
Oi Móvel	(14,776)	(22,503)
Telemar	(5,527)	(6,467)
Paggo Administradora	(237)	(1,713)
BrT Call Center	(221,320)	(245,770)
Serede	(147,996)	(181,860)
Financial expenses	(7,320,014)	91,710
Telemar	(10,182)	(10,182)
Serede	(1,973)	(2,269)
BrT Call Center	(817)	(986)
BrT Multimídia	(3,287)	(3,830)
Oi Holanda	(7,094,331)	102,922
PTIF	(209,424)	6,173
PT Participações		(118)

Credit facilities

The Company may grant credit facilities to its subsidiaries for the purpose of providing working capital for their operating activities. In these cases, maturities can be rescheduled based on these companies’ projected cash flows and these facilities bear interest equivalent to 115% of CDI (115% of CDI at December 31, 2019). In the period ended June 30, 2020 there are no outstanding balances between group companies for this purpose since, as approved in the JRP, real-denominated intercompany claims for working capital purposes were extinguished by netting payables and receivables between the Brazilian RJ Debtors.

The intercompany credit facilities effective at June 30, 2020 are linked to the terms approved in the JRP. The intercompany claims not covered by said netting as provided for in the JRP were restructured and will be paid 20 years after the end of the settlement of all the claims paid under the terms and conditions of the Default Payment Method, adjusted using the TR for real-denominated credit facilities and changes in foreign exchange rates for international credit facilities. Additionally, credit facilities between the Company, a PTIF, and Oi Holanda were created since that in the context of the implementation of the JRP, the financial debt of the RJ Debtors were substantially consolidated in the Company, which issued financial and equity instruments to settle these debts originally recognized by said subsidiaries.

Guarantees

The Company and the other RJ Debtors are jointly and severally liable for the compliance of all obligations set forth by the JRP, as provided therefor.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Transactions with jointly controlled entities, associates, and unconsolidated entities

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Accounts receivable and other assets				7,216
Hispamar				426
Other entities				6,790

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Accounts payable and other liabilities		706	48,672	74,254
Hispamar		706	41,503	71,841
Other entities			7,169	2,413

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Revenue
Revenue from services rendered	63		179	71
Hispamar	59		120
Other entities	4		59	71
Other income	1		6,117
Hispamar	1		1
Other entities			6,116
Financial income			40	113
Other entities			40	113

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Revenue
Revenue from services rendered	121		296	130
Hispamar	117		237
Other entities	4		59	130
Other income	2		6,118
Hispamar	2		2
Other entities			6,116
Financial income			120	223
Other entities			120	223

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Costs/expenses
Operating costs and expenses	(4)	(1,187)	(64,674)	(61,161)
Hispamar		(1,187)	(58,009)	(54,479)
Other entities	(4)		(6,665)	(6,682)
Financial expenses			(19)	(29)
Hispamar			(18)	(20)
Other entities			(1)	(9)

	Six-month period ended
	COMPANY		CONSOLIDATED
	06/30/2020	06/30/2019	06/30/2020	06/30/2019
Costs/expenses
Operating costs and expenses	(307)	(2,728)	(111,326)	(124,075)
Hispamar	(303)	(2,728)	(98,152)	(110,063)
Other entities	(4)		(13,174)	(14,012)
Financial expenses		(3)	(42)	(199)
Hispamar		(3)	(40)	(190)
Other entities			(2)	(9)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

As at June 30, 2020, the compensation of the officers responsible for planning, managing and controlling the Company's activities, including the compensation of the directors and executive officers, totaled R$45,906 (R$12,238 at June 30, 2019) in the Company and on a consolidated basis.

30.              HELD-FOR-SALE ASSETS

The information on held-for-sale assets should be read together with the financial statements for the year ended December 31, 2019.

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Assets
Operations in Africa (a)	230,623	3,421,062	416,149	4,271,348
Nonstrategic assets (b)	43,508	43,416	94,111	119,742
Total	274,131	3,464,478	510,260	4,391,090

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY		CONSOLIDATED
	06/30/2020	12/31/2019	06/30/2020	12/31/2019
Liabilities
Operations in Africa (a)			150,692	491,225
Nonstrategic liabilities (b)			20,587	3,070
Total			171,279	494,295
(a)	Operations in Africa - Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing at the time 75% of Africatel’s share capital, and/or dispose of its assets.

With this purpose, PT Ventures, SGPS, S.A., a direct subsidiary of Africatel, sold and transferred, on May 21, 2019, after the compliance with the contractual conditions precedent, all the shares it held in Cabo Verde Telecom, S.A. (“CVT”), representing 40% of this company’s capital, to Instituto Nacional de Previdência Social and Empresa Pública ASA – Empresa Nacional de Aeroportos e Segurança Aérea, S.A., both from Cape Verde, for a total of US$26.3 million, as provided for in clauses 3.1.3 and 5.1 of the JRP. This sale generated a net gain of R$67 million, recognized in profit or loss.

As a result of said share sale, PT Ventures entered into with the State of Cabo Verde, on the same date, an agreement for the definite termination of the arbitration proceedings filed by PT Ventures against the latter in March 2015, with the International Centre fore for Settlement of Investment Disputes (“ICSID”) and the International Chamber of Commerce (“ICC”).

Subsequently, as disclosed to the market in a Material Fact Notice of January 24, 2020, Africatel sold and transferred on that date all the PT Ventures shares to Angolan company Sociedade Nacional de Combustíveis de Angola, Empresa Pública – Sonangol E.P., after the proper approvals by the Company’s Board of Directors, by the competent management bodies of Africatel, and the Judicial Reorganization court as provided for in the Judicial Reorganization Plan and the Company’s Strategic Plan.

On the transaction date, PT Ventures held stakes in the Angolan companies Unitel, S.A. (“Unitel”) (25%) and Multitel - Serviços de Telecomunicações Lda. (40%), as well as credit rights to dividends declared by Unitel and already past due and a set of rights resulting from the final decision rendered by the Arbitration Court installed under the Arbitration Rules of the ICC, within the scope of the arbitration initiated by PT Ventures at the ICC against the other Unitel shareholders, as disclosed by the Company in a Material Fact Notice on February 28, 2019.

The total amount of the transaction was US$1 billion, of which (i) US$699.1 million was paid to Africatel by Sonangol on January 24, 2020; (ii) US$60.9 million that were paid to Africatel prior to the transfer of PT Ventures’ shares; and (iii) US$240 million, fully guaranteed by a guarantee letter issued by a prime bank, which will be paid unconditionally by Sonangol to Africatel until July 31, 2020, with an assured minimum monthly flow of US$40 million, beginning February 2020. The Company clarifies that the contractually assured flow was duly met in February and July 2020 by Sonangol.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As a result of this operation, the Company is no longer bound by the ongoing litigation involving PT Ventures, Unitel, and Unitel’s other shareholders.

The group of assets and liabilities of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell, and are consolidated in the Company’s statement of profit or loss since May 5, 2014. The Company maintains its efforts to sell the remaining assets related to its indirect interest in Africatel.

The main components of the assets held sale and liabilities associated to assets held for sale of the African operations are as follows:

	Operations in Africa
	06/30/2020[1]	12/31/2019[1]
Held-for-sale assets	416,149	4,271,348
Cash, cash equivalents and cash investments	74,230	63,993
Accounts receivable	109,804	113,699
Dividends receivable		2,435,014
Held-for-sale asset		1,474,699
Other assets	91,292	74,300
Investments	11,014	4,916
Property, plant and equipment	102,053	83,400
Intangible assets	27,756	21,327

Liabilities directly associated to assets held for sale	150,692	491,225
Borrowings and financing	12,020	11,589
Trade payables	51,167	37,119
Other liabilities	87,505	442,517

Non-controlling interests (i)	34,833	146,180

Total held-for-sale assets, net of the corresponding liabilities – consolidated	230,624	3,633,943
Intragroup eliminations		(212,881)
Total assets held for sale – Company	230,624	3,421,062
Investments in Africa	230,624	3,421,062

1 The non-operating companies started to be consolidated in the balance sheet beginning December 31, 2019. As at June 30, 2020, these assets and liabilities total R$1,311,783 and R$260,055 (R$326,229 and R$78,113 at December 31, 2019), respectively.

(i)	Represented mainly by the Samba Luxco’s 14% stake in Africatel and, consequently, in its net assets.
(b)	Nonstrategic assets

On July 16, 2019, the Company disclosed to the market through a material fact notice its strategic plan by focusing on the improvement of the operating and financial performance, using a sustainable business model, for the purpose of maximizing the Company’s value, in the context of the judicial reorganization proceeding.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The plan prescribes that part of the financing of the investment strategy will be ensured by selling of the Company’s nonstrategic assets. These assets consist basically of: (i) the investment in Unitel, which was divested in January 2020 and completed in July 2020 (Note 30(a)); (ii) towers; (iii) a datacenter; and (iv) properties, among other assets. The Company is engaged in and focused on promoting the sale of said assets, as mentioned, including in Note 31 (c), (d), and (e), and will take all the necessary actions to implement said Plan in the coming periods.

As disclosed in the Material Fact Notice issued on June 15, 2020, the Company filed a proposal for an Amendment to the JRP with the Judicial Reorganization Court on the same date to give the Company flexibility to achieve its strategic goals, including by proceeding with its asset sale process. Among other points, the Amendment to the JRP provides possibility of establishing UPIs (isolated production units) by separating certain businesses and assets of the Company and its subsidiaries and divesting them with the security and benefits assured by the LRF, thus guaranteeing the maximization of their value and the generation of the funds necessary to pay of prepetition creditors and discharge the Debtors’ obligations (Note 1).

In June 2020, the assets and liabilities associated with real estate and mobile towers were stated in held-for-sale assets, in line with the Company's strategic plan and intention. Management assessed and determined that the other nonstrategic assets do not substantially meet the presentation and measurement requirements set forth by CPC 31, Held-for-Sale Noncurrent Assets and Discontinued Operations, and therefore continue to be stated in the group ‘Property, Plant and Equipment’ (Note 16).

31.              OTHER INFORMATION

(a)	Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On June 30, 2014, the Company was informed, through a market notice disclosed by Pharol, of the investment made by PTIF and PT Portugal (both, collectively, “Oi Subsidiaries”), companies contributed by Pharol to Oi in the Company’s capital increase in May 2014, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

In light of the default of the securities by Rio Forte, on September 8, 2014, after obtaining the proper corporate approvals, the Company, the Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries transferred the Securities to Pharol in exchange for preferred and common shares of the Company held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 31, 2015, the Company published a Material Fact Notice on the completion of the Exchange.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Option became vested with the completion of the Exchange, beginning March 31, 2015, exercisable at any time, over a six-year period, and the number of shares covered by the Option will be decreased at each March 31st.

By June 30, 2020, Pharol had not exercised the Option, in whole or in part, on the Shares Subject to the Option. Accordingly, the following are no longer subject to the Option: (i) beginning March 31, 2016, 4,743,487 common shares and 9,486,974 preferred shares issued by the Company, equivalent to 10% of the Shares Subject to the Option; (ii) beginning March 31, 2017, another 8,538,277 common shares and 17,076,554, equivalent to 18% of the Shares Subject to the Option; (iii) beginning March 31, 2018, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; (iv) beginning March 31, 2019, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; and (v) beginning March 31, 2020, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option. There are also 17,076,554 common shares and 34,153,108 preferred shares and Pharol will no longer be entitled to exercise the Option on these shares on March 31, 2021.

As at June 30, 2017, the fair value of the Call Option is estimated at R$46 million calculated by the Company using the Black-Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique laid down by paragraphs B10 and B11 of CPC 46/IFRS 13 Fair Value Measurement.

(b)	Operation: Mapa da Mina

On December 10, 2019, the Brazilian Federal Police launched the 69th phase of Operation: Lava Jato (Car Wash), named “Operation: Mapa da Mina” (Mine Plan) (Criminal Search and Seizure Order No. 5024872-64.2018.4.04.7000/PR - 13th Federal Criminal Court of Curitiba), one of the main targets of which was Fábio da Silva, son of former president Luiz Inácio Lula da Silva. The investigation, which has neither the Company nor any of its current officers as defendants, is based on a suspected transfer of several companies to Gamecorp and Grupo Gol, in exchange for alleged benefits from the Federal Government. As a result of such investigation, Company buildings in the States of São Paulo and Rio de Janeiro, and in Brasília were searched and documented were seized. Since then, the Company has cooperated with the investigations by making all the clarifications and delivering all the documents requested. On March 12, 2020, the 4th Region Federal Court granted an habeas corpus (Habeas Corpus No. 5052647-8.2019.4.04.000/PR) was granted, requiring that the records of said Operation be sent to the São Paulo Judiciary Section, after concluding that there was no connection between the facts reported in the investigation and those verified in Operation: “Lava Jato”. Internally, the Company informs that since 2015 it has retained the law firm Tozzini Freire Advogados as external independent auditor to conduct a forensic investigation addressing all the allegations in the case file, which has updated these analyses due in light to the new facts pointed out in Operation: Mapa da Mina. Such investigations were completed without evidence of illegal actions committed by Company representatives.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Among the initiatives undertaken, the Company has created a Multidisciplinary Committee consisting of members from different departments, such as the legal, compliance, internal audit and accounting department, to determine the main procedures to be performed, and set a schedule of relevant activities in response to the allegations of said investigation involving the Company and its subsidiaries. In this regard, the Multidisciplinary Committee determined the following procedures: (i) retain a renowned, specialized law firm, independent from the Company and its subsidiaries, to conduct an internal investigation on the allegations made in the Federal Public Prosecution Office (MPF) and the Brazilian Federal Police (PF) investigations; (ii) request an assessment by the outside legal counsel of the results of said internal investigation to be conducted by the specialized law firm, if applicable; (iii) request an assessment by the outside legal counsel of possible legal and regulatory impacts in Brazil and in the United States, regarding all allegations made in the investigation, considering the applicable anticorruption legislation and/or illegal activities; (iv) request an assessment by the compliance department to determine whether any material weaknesses in the internal control environment existing at the time covered by the investigations still persist in the current Company governance and internal control scenario; (v) conduct periodic meetings to follow up on the status of the assessments to be carried out; and (vi) submit of the results of all assessments to be carried out to the members of the Audit, Risk and Controls Committee ("CARC"), which reports to the Company's Board of Directors. In this context, the specialized law firm concluded its internal independent investigation in February 2020. Based on interviews, information and documentation submitted by the Company’s management, and due to the constraints imposed by the time period covered by said investigation (2003-2019), no indications of illegalities committed by the Company were identified linked to the allegations made by the MPF and the PF in the “Operation: Mapa da Mina” investigation. This internal use report was extensively discussed and presented to the members of the Multidisciplinary Committee, as well as to the members of the CARC.

(c)	Sale of property

As disclosed to the market on January 30 and February 26, 2020, the Company sold a property it owned, located at Rua General Polidoro nº 99, Botafogo, in the city of Rio de Janeiro, to Alianza Gestão de Recursos Ltda., for the amount of R$120.5 million, on February 21, 2020, as part of its project to sell noncore assets, as set forth by the Company’s Judicial Reorganization Plan and Strategic Plan (Note 30 (b)).

The transaction was authorized by the Judicial Reorganization Court, after obtaining the favorable opinion of the Rio de Janeiro State Public Prosecution Office and the Trustee. Likewise, ANATEL confirmed the removal of the Property from the Company’s List of Reversible Assets.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(d)	Potential effects of the COVID-19 pandemic

On January 31, 2020, the World Health Organization announced that COVID-19 was a global health emergency and in March the World Health Organization categorized COVID-19 as a pandemic that has caused death and the imposition of measures that have caused unprecedented social and economic impacts in Brazil and the world.

The Company understands the key role of telecommunications for society, is complying with the health and safety recommendations issued by the authorities, and has been monitoring the situation and how it unfolds and its possible impacts. For this reason, since March 2020, the Company has maintained a multidisciplinary crisis response team focused on ensuring the continuity of its operation and services to customers, the health of its employees, and monitoring actions to fight the impacts of the pandemic.

The main measures adopted by the Company include:

•	home office: approximately 84% of the workforce is working remotely and have been able to perform their duties without any interruption;
•	safe fieldwork: employees whose activities are not compatible with the home office work, such as outside service technicians (classified by the authorities as an essential workers), follow health and preventive protocols, including the use of PPE (personal protection equipment) and the timely isolation of any suspected or confirmed cases;
•	focus on the client: the Company has instituted some measures to assist its customers during the pandemic, for example, providing deferrals of payment deadlines by up to 10 days upon request of its customers and, in some cases, entering into payment plans with some of its customers under which it will forbear the collection of interest and late charges.
•	stock coverage: we maintain regular communications with our suppliers and service providers in order to ensure timely delivery of inputs and equipment and prevent disruptions in our logistics and supply chain;
•	strengthening the network: the Company responded quickly to the increased demand for telecom services and activated new circuits in its backbone infrastructure that did not suffer any significant decline even with the increase in traffic.

From March to May 2020, local and regional authorities promoted and implemented social distancing and lockdown measures and issued decrees limiting noncore business operations, which resulted in the shutdown of the Company’s retail stores and distribution channels of its mobile service, impacting, for example, revenue from prepaid recharges. In contrast, there has been a significant increase in demand for our broadband services, specifically FTTH services, from both residential and B2B customers.

Beginning June 2020, many states and municipalities began the process of gradually reopening and easing restrictive measures. Thus, the Company resumed the activities in approximately 70% of its own stores, pursuant to all established protocols, even though the situations in each location will continue to be monitored in case of any change.

Even though the scenario is adverse and there are still uncertainties regarding the duration and effects, to date we have no records of material deviations in our operations and results. In addition, the Company has intensified the digitalization of processes, sales and services, telemarketing and teleagent channels, which has allowed a rapid and growing recovery and the return to pre-COVID levels.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(e)	Capital increase in subsidiary

The Extraordinary Shareholders’ Meeting held on June 8, 2020 approved the increase of the capital of indirect subsidiary BrT Multimídia, without the issue of new shares, in the amount of R$822,673. This capital increase was fully paid in by the shareholder Oi Móvel, indirect subsidiary of the Company, through the contribution of net assets, subject matter of the Appraisal Report issued by a specialized firm, consisting of tangible and intangible assets related to FTTH (Fiber-to-the-Home) services and consumables to be used in the expansion of FTTH services, and the balance of dividends to be paid to its Company.

Consistently with the Strategic Plan released in July 2019, which focus on the expansion of the fiber optics network, indirect subsidiary BrT Multimídia will consolidate the fiber optic telecommunications infrastructure for the purpose of fast-tracking investments and reaching the largest number of households that have a demand for such high-speed technology and service quality, while assuming a relevant role in the creation of the main infrastructure provider for other telecommunications operators in Brazil.

32.              EVENTS AFTER THE REPORTING PERIOD

(a)	Binding proposals from third parties for the acquisition of the Company’s mobile business

On March 10, 2020, Oi disclosed to the market, through a material fact notice, that its financial advisor, Bank of America Merril Lynch ("BofA"), had received submissions from third parties interested in the Company's mobile business, within a market sounding process, conducted to better identify opportunities related to the Company's mobile assets and its direct and indirect subsidiaries (“Oi Companies”).

In connection with this market sounding process, on July 18, 2020 BofA received binding bids from third parties for the Company’s mobile assets, in line with the Strategic Plan for the transformation of its operations and the proposal for Amendment to the Judicial Reorganization Plan (“Amendment to the JRP”) filed with the Judicial Reorganization Court on June 15, 2020, which provides for the sale of an isolated production unit containing the mobile operation of the Oi Companies (“UPI Mobile Assets”), through a bidding process pursuant to Law 11101/2005 (“LRF”), to be carried out in due course after the approval of the Amendment to the JRP at the General Creditors’ Meeting and its subsequent ratification by the Judicial Reorganization Court.

Subsequently, on July 22, 2020, the Company entered into an Exclusivity Agreement with Highline do Brasil II Infraestrutura de Telecomunicações S.A., which had submitted, through the BofA, the best binding offer, above the minimum price set, for the acquisition of the UPI Mobile Assets. Said agreement expired on August 3, 2020.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

In addition, the Company received, at the end of July 27, 2020, a revised binding offer submitted jointly by Telefónica Brasil S.A., TIM S.A. and Claro S.A. (“Tenderers”), in the amount of R$16.5 billion, plus the commitment to enter into long-term contracts for the provision of transmission capacity services with Oi. This offer, under more advantageous financial terms than the previous bids, is subject to normal terms for this type of processes.

On August 7, 2020, the Company entered into an Exclusivity Agreement with the Tenderers to negotiate the documentation and appendices thereto related to the revised offer (“Agreement”) exclusively with the Tenderers.

The Agreement aims at granting security and celerity to the negotiations in progress between the parties, as well as to allow that, once the negotiations of the documentation have been satisfactorily completed, Oi is in a position to prequalify the Tenderers, under stalking horse terms, to participate in the bidding process for the disposal of the UPI Mobile Assets, thus ensuring them the right to top other bids received in said process.

The Agreement is initially effective until August 11, 2020 and will be automatically renewed for equal, successive periods, except as otherwise expressed by any of the parties.

(b)	Binding bids from third parties for the acquisition of telecommunications towers

The proposed Amendment to the JRP, filed by the Company and its subsidiaries under judicial reorganization on June 15, 2020 with the Judicial Reorganization Court, provides for the disposal of an isolated production unit that concentrates the assets and liabilities related to radiofrequency transmission outdoor and indoor activities in the telecommunications sites of the Company and its subsidiaries (“UPI Towers”), through a bidding process pursuant to the LRF, to be conducted after approval of the Amendment to the JRP at the General Creditors’ Meeting and its subsequent ratification by the Judicial Reorganization Court.

On July 18, 2020, Telemar and Oi Móvel received a binding, irrevocable and irreversible bid from Highline for the acquisition of the UPI Towers. Pursuant to the bidding, subject to certain conditions, Highline has committed to acquire the UPI Towers if it wins a bidding process s outlined in LRF, for R$1,076,740,878.00, established based on the net revenue generated by the telecommunication sites. The offer is in line with the implementation of the Strategic Plan to transform the operations of the Oi Companies and with the proposed Amendment to the JRP.

(c)	Corporate restructuring to create the UPI Towers

On July 1, 2020, Telemar merged its direct subsidiary Dommo Empreendimentos Imobiliários Ltda. (“Dommo”), which liquidated the latter, which was succeeded by Telemar for all intents and purposes. Since all of Dommo’s shares were held by Telemar, the merger had no impact on the latter's capital and there was no increase or reduction in the latter's capital, nor was there any issue of new shares.

Subsequently, on August 3, 2020, Telemar’s subsidiary Caliteia RJ Infraestrutura e Redes de Telecomunicações S.A. (“Caliteia”) carried out a capital increase amounting approximately to R$35 million, which was subscribed and paid in by Telemar and Oi Móvel, through the transfer to Caliteia of outdoor and indoor telecommunications towers, as well as contractual rights and obligations related to their operations.

BRAZILIAN SECURITIES AND EXCHANGE COMMISSION
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Period Ended 6/30/2020

01131-2 Oi S.A. - under Judicial Reorganization	76.535.764/0001-43

NOTES TO THE INTERIM FINANCIAL INFORMATION	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Dommo’s merger and Caliteia’s capital increase are in line with the Company’s strategic transformation plan and the proposed Amendment to the JRP and constitute stages of the corporate and equity restructuring process of the Oi Companies described in the JRP for the purposes of optimizing their operations, assets and liabilities and, more specifically, create the UPI Towers.